UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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AZZ INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

May 28, 2014

Dear Shareholder:

The Board of Directors and Management cordially invite you to attend our Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, July 8, 2014, at AZZ incorporated, One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

It is important that your shares be voted at the meeting in accordance with your preference. Accordingly, please vote by telephone or Internet, or, if you receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the telephone or Internet voting procedures described on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person if you are a shareholder of record or if you are a beneficial holder and have obtained a legal proxy, even if you have previously submitted your proxy.

Sincerely,

/s/ Thomas E. Ferguson
Thomas E. Ferguson
President and Chief Executive Officer

AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 8, 2014

Our Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Tuesday, July 8, 2014, at 10:00 a.m., local time, at AZZ incorporated, One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107 for the following purposes:

(1)	to elect nine directors to hold office, each for a term of one year;

(2)	to approve AZZ incorporated’s 2014 Long Term Incentive Plan;

(3)	to hold an advisory vote on executive compensation (“Say-on-Pay”);

(4)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending February 28, 2015; and

(5)	to transact any other business as may properly come before the Annual Meeting or any adjournment.

Only shareholders of record at the close of business on May 15, 2014, will be entitled to vote at the Annual Meeting. A copy of our Annual Report to Shareholders for the year ended February 28, 2014, is included with this Notice and Proxy Statement, but it does not form a part of our soliciting material.

To ensure that your vote will be counted, please vote your shares using the Internet or telephone or, if you receive a paper copy of the proxy materials, by signing, dating and promptly mailing the enclosed proxy card or using the telephone or Internet voting procedures described on the proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Dana L. Perry
Dana L. Perry,
Secretary

May 28, 2014
Fort Worth, Texas

PLEASE PROMPTLY SUBMIT YOUR PROXY BY INTERNET, MAIL OR TELEPHONE
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
_______________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 8, 2014

The board of directors of AZZ incorporated (the “Company” or “AZZ”) is soliciting proxies for the 2014 Annual Meeting of Shareholders (the “Annual Meeting”). You are receiving this proxy statement because you own shares of AZZ common stock that entitle you to vote at the Annual Meeting. By use of a proxy card or by voting your shares using the Internet or telephone, you can vote on the matters to be decided at the Annual Meeting without actually attending the Annual Meeting in person. Should you wish to vote your shares using a proxy card, simply complete, sign, date and return the included proxy card in the envelope provided, and your shares will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy card and no instructions are given on your proxy card with respect to a matter on which shares are to be voted, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement. Voting your shares using the Internet or telephone or submitting your proxy card by mail will not affect your right to attend the Annual Meeting and vote in person. Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your shares, either using the Internet, telephone or a proxy card, so your vote can be counted.

If you vote your shares using the Internet or telephone or submit your proxy card, but later decide to change or revoke the instructions you provided, you may do so at any time before the proxies are voted at the Annual Meeting by notifying our corporate secretary in writing at One Museum Place, Suite 500, 3100 West 7th Street, Fort Worth, Texas 76107 that you wish to revoke your proxy, by delivering a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Please note, however, that attendance at the Annual Meeting will not, in and of itself, result in your proxy being revoked.

AZZ began providing the Notice of Annual Meeting and this proxy statement to its shareholders on or about May 28, 2014. As Security and Exchange Commission (“SEC”) rules permit, we are making our proxy statement and our annual report available to many of our shareholders via the Internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the notice for requesting these materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws, as amended to date, provide that the board of directors will consist of twelve members, each serving a one year term. We currently have nine directors, all of whom are standing for re-election. Our Nominating and Corporate Governance Committee has determined that our board’s composition of nine directors, rather than twelve, is sufficient from a governance perspective. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

Effective April 3, 2014, the board of directors amended and restated our bylaws to change the voting standard in the election of directors in uncontested elections from a plurality to a simple majority of votes cast. If a nominee in an uncontested election does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the board of directors that is subject to acceptance or rejection by the board within 90 days from the date of the certification of the election results. In the event an election of directors is contested, the voting standard will be a plurality of votes cast.

The board of directors has nominated the nine directors who currently serve as members of the board of directors, each of whose term expires at this year’s Annual Meeting, for election to a one year term expiring at the 2015 Annual Meeting of Shareholders. Because these elections are uncontested, a nominee for director must receive a majority of the votes properly cast at the meeting in person or by proxy in order to be elected. Therefore, a nominee who receives more than 50% of votes “FOR” election (measured with respect to the total votes cast with respect to such nominee) will be elected, provided that a quorum is present at the meeting. The proxies solicited by the board of directors cannot be voted for a greater number of persons for election to the board of directors than the number of nominees described above.

Each of the nominees has consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the beneficial owners of our shares as of the record date of the Annual Meeting may exercise their discretion to vote for a substitute nominee selected by the board of directors. However, the board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Nominees:

Dr. H. Kirk Downey, 71, has been a director of AZZ since 1992. Dr. Downey currently is an independent business consultant and investor. Dr. Downey served as professor of management, dean and associate provost for academic affairs at Texas Christian University from 1983 to 2000. Dr. Downey is also chairman and a member of the board of trustees of LKCM Funds and LKCM Aquinas Funds, a publicly held family of mutual funds. We believe Dr. Downey’s qualifications to sit on the board of directors include his considerable business and leadership experience and his extensive academic background, specifically his experience serving as professor of management, dean and provost for academic affairs at a major university and experience as a director of multiple publicly traded companies, including our Company for over 20 years.

Daniel R. Feehan, 63, has been a director of AZZ since 2000. Mr. Feehan has served as president and chief executive officer of Cash America International, Inc., since 2000 and prior to that served as president and chief operating officer since 1990. Mr. Feehan is a director of Cash America International, Inc., a publicly held provider of specialty financial services, and the non-executive chairman of RadioShack Corporation, a publicly held company in the retail consumer electronic goods and services business. We believe Mr. Feehan’s qualifications to sit on the board of directors include his executive level leadership experience and ability to provide direction and oversight to the Company’s financial reporting and business controls, specifically his experience as a chief executive officer of a publicly traded company, experience in finance and accounting and experience as a director of multiple publicly traded companies.

Peter A. Hegedus, 72, has been a director of AZZ since September 2006. Mr. Hegedus was the country manager-ABB Hungary and president of ABB Kft., a specialty electrical equipment manufacturer, from 1994 to 2006, where he was responsible for all activities of the global ABB organization in Hungary. We believe Mr. Hegedus’s qualifications to sit on the board of directors include his considerable global business and leadership experience, specifically his experience and knowledge in the global electrical power equipment industry, where he served as country manager and president of a segment of a publicly traded global electrical equipment manufacturer.

Thomas E. Ferguson, 57, has served as president and chief executive officer of AZZ incorporated since November 2013. Prior to joining AZZ, he served as a consultant and interim chief executive officer of FlexSteel Pipeline Technologies, Inc., a provider of pipeline technology products and services, beginning in June 2013. Mr. Ferguson has also served in various executive capacities with Flowserve Corp., a publicly traded global provider of fluid motion and control products, including serving as senior vice president from December 2006, as president of Flow Solutions Group from 2010-2012, as president of Flowserve Pump Division from 2003 to December 2009, as president of Flow Solutions Division from 2000 to 2002, as vice president and general manager of Flow Solutions Division North America from 1999 to 2000 and as vice president of marketing and technology for Flow Solutions Division from 1997 to 1999. Mr. Ferguson retired from Flowserve Corp. effective as of December 31, 2012. We believe Mr. Ferguson’s qualifications to sit on the board of directors include his considerable global business and leadership experience serving as an executive officer of a public company, his extensive strategic management experience both domestically and internationally in the industries in which the Company operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace.

Dana L. Perry, 65, has been a director of AZZ since 1992. Mr. Perry has served as AZZ’s senior vice president of finance, chief financial officer and secretary since January 2005, and, prior to that, served as AZZ’s vice president of finance, chief financial officer and assistant secretary. We believe Mr. Perry’s qualifications to sit on the board of directors include his executive level leadership and management experience, experience in finance and accounting and experience in mergers, acquisitions and corporate strategic development, specifically his experience as the chief financial officer of our Company for over 27 years and experience as a director of our Company for over 20 years.

Daniel E. Berce, 60, has been a director of AZZ since 2000. Mr. Berce has been president and chief executive officer of General Motors Financial Company, Inc. (formerly Americredit Corp.) since its acquisition by General Motors Company in October 2010. Mr. Berce served as AmeriCredit Corp.’s chief executive officer from August 2005 to October 2010, president from

April 2003 to October 2010 and as vice chairman and chief financial officer from November 1996 until April 2003. He served as director of Americredit Corp. from November 1990 to October 2010. Before joining Americredit Corp., Mr. Berce was a partner with Coopers & Lybrand, an accounting firm. Mr. Berce currently serves as a director of Cash America International, Inc., and Arlington Asset Investment Corp, a publicly-traded investment firm investing primarily in mortgage-related assets. We believe Mr. Berce’s qualifications to sit on the board of directors include his executive level leadership experience and knowledge of corporate governance, specifically his experience as a chief executive officer of a publicly traded company, experience in finance and accounting and experience as a director of multiple publicly traded companies.

Martin C. Bowen, 70, has been a director of AZZ since 1993. Mr. Bowen has been vice president and chief financial officer of Thru Line, L.P. a privately held investment holding company, for over five years. We believe Mr. Bowen’s qualifications to sit on the board of directors include his considerable business and leadership experience, specifically his experience and knowledge in the banking industry where he served as an director and executive officer of a national bank, his knowledge and experience in finance and accounting, and his experience as a director of multiple publicly traded companies, including our Company for over 20 years.

Sam Rosen, 78, has been a director of AZZ since 1996. Mr. Rosen has been a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. since 1966. We believe Mr. Rosen’s qualifications to sit on the board of directors include his considerable legal expertise in the area of securities, business and merger and acquisitions law representing both public and private companies as a partner in a major law firm, and his experience as a director of multiple publicly traded companies, including our Company for over 17 years.

Kevern R. Joyce, 67, has been a director of AZZ since 1997. Mr. Joyce was senior advisor to ZTEK Corporation, a energy technology company, from 2003 to 2006. Mr. Joyce was president, chief executive officer and chairman of Texas New Mexico Power Company, an electric service company, from 1994 to 2001, and senior advisor to that company until 2003. Mr. Joyce currently acts as a consultant to and investor in various companies. We believe Mr. Joyce’s qualifications to sit on the board of directors include his considerable business and leadership experience, specifically his experience and knowledge in the electrical power generation industry, where he served as the chief executive officer of a publicly traded electrical utility company and his knowledge and experience in finance and accounting.

The board of directors Unanimously Recommends that You Vote “FOR” the Election of Each of the Nominees Listed Above.

PROPOSAL 2

AZZ incorporated 2014 Long Term Incentive Plan

On April 3, 2014, our board of directors adopted the AZZ incorporated 2014 Long Term Incentive Plan (the “2014 Plan”), subject to approval by our shareholders at the 2014 Annual Meeting. Upon approval of the 2014 Plan by our shareholders, the AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan (the “2005 Plan”) will be terminated. In the event that the 2014 Plan is not approved by our shareholders at the Annual Meeting, the 2005 Plan will remain in full force and effect until its expiration in May 2015. The following is a summary of the basic features of the 2014 Plan, which is subject to the specific provisions of the full text of the 2014 Plan included in Appendix A of this proxy statement.

Purpose

The purpose of the 2014 Plan is to encourage ownership in AZZ by those employees who have contributed, or are determined to be in a position to materially contribute, to our success. Long term incentive plans are significant factors in attracting and retaining management talent, encouraging key employees to identify more closely with the interests of the shareholders and providing incentive and reward for long-term growth and performance. The 2014 Plan allows us to grant stock options, stock appreciation rights (“SARs”), restricted shares, restricted stock units, performance awards and other stock-based awards.

Term

The term of the 2014 Plan is for ten years, beginning July 8, 2014, and ending July 8, 2024, unless the 2014 Plan is terminated earlier by the compensation committee of the board of directors.

Administration

The 2014 Plan, if approved, will be administered by the compensation committee. Each member of the compensation committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and an independent director. If all members of the compensation committee are not Disinterested Persons (as defined in the 2014 Plan), the 2014 Plan will be administered by a committee appointed by the board of directors consisting of two or more directors, all of whom are Disinterested Persons.

Under the terms of the 2014 Plan, the compensation committee will from time to time select participants, determine the extent of participation and make all other necessary decisions and interpretations under the 2014 Plan.

The compensation committee may delegate its authority under the 2014 Plan, including the authority to grant awards.

This delegation of authority, however, is limited as follows:

●	Only the compensation committee may grant awards under the 2014 Plan to participants who are subject to Section 16 of the Exchange Act (which includes our executive officers).

●	No delegation may result in the disallowance of a deduction under Section 162(m).

●	The Chief Executive Officer does not have the authority to grant awards to himself.

Eligibility

The participants in the 2014 Plan will be those employees who, in the opinion of the compensation committee, are in a position to contribute materially to the success of AZZ or have in the past so contributed, or members of the board of directors. Only employees (including officers and directors who are employees) of AZZ and our affiliates and members of the board of directors are eligible to participate in the 2014 Plan, provided that incentive stock options may be granted only to persons who are employees of AZZ and its affiliates .

Awards under the 2014 Plan will be made by the compensation committee, or by the Chief Executive Officer to the extent he has been delegated authority to grant awards to participants as described above. No determination has been made as to awards that may be granted under the 2014 Plan, although it is anticipated that recipients of awards will include our current executive officers and directors. Currently, AZZ and its affiliates have approximately 3,000 employees and officers eligible to participate in the 2014 Plan.

Because the granting of options and other equity awards under the 2014 Plan is at the discretion of the compensation committee, it is not currently possible to indicate which persons (including the persons identified in the Summary Compensation Table, all current executive officers as a group, and all employees, including current officers who are not executive officers, as a group) may be granted awards or options. Also, it is not currently possible to estimate the number of shares that may be awarded.

Shares Authorized; Share Limitations

The total number of shares of AZZ common stock authorized for issuance under the 2014 Plan is 1,500,000. The maximum number of shares of common stock covered by all awards under the 2014 Plan that are granted to any participant within any calendar year period will not exceed 100,000 in the aggregate.

All of the shares authorized for issuance under the 2014 Plan are authorized for grants of options, SARs, grants of restricted shares and restricted stock units, performance awards settled in shares of AZZ common stock, and all other non-option or SARs stock-based awards settled in shares of AZZ common stock under the 2014 Plan.

The 2014 Plan describes how the number of shares available for awards is reduced for exercises, settlements or vestings of awards. Shares subject to stock options and SARs that become ineligible for purchase, restricted stock units, performance awards and other stock-based awards that are retired through forfeiture or maturity other than those that are retired through the payment of common stock, and restricted shares that are forfeited during the restricted period due to any applicable transferability restrictions will again become available under the 2014 Plan to the extent permitted by Section 16 of the Exchange Act.

The total number of shares of AZZ common stock available for awards under the 2014 Plan will be reduced by the maximum number of shares issued upon exercise or settlement of options and SARs granted, as well as shares retained or withheld in satisfaction of a participant’s withholding. Shares that were subject to an option or stock appreciation right and were not issued upon the net settlement or net exercise of the option or stock appreciation right (other than in connection with such retention or withholding) may again be made available for issuance under the 2014 Plan. All other awards (except restricted stock units subject to performance goals, performance awards, other stock-based awards subject to performance goals and dividend equivalents) will reduce the total number of shares available for awards under the 2014 Plan by the number of shares vested under the award. Restricted stock units subject to performance goals, performance awards and other stock-based awards subject to performance goals will reduce the total number of shares available for awards under the 2014 Plan by the target number of shares to be issued under grants of restricted stock units subject to performance goals, grants of performance awards and grants of other stock-based awards, and the number of shares will then be adjusted accordingly upon actual vesting of these awards. Dividend equivalents on restricted stock units, performance awards and other stock-based awards subject to performance goals will reduce the total number of shares available for awards under the 2014 Plan by the number of shares of common stock vested upon vesting of the underlying award. Any award that may be settled only in cash will reduce the number of shares available for awards.
Section 162(m)

Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its chief executive officer and the three other most highly compensated officers other than the principal financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Awards under the 2014 Plan are designed to qualify as qualified performance-based compensation, by satisfying the following requirements: (1) the performance goals are determined by the compensation committee consisting solely of outside directors; (2) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of votes cast by our shareholders; and (3) if applicable, the compensation committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made.

Awards

All awards are expected to be evidenced by an award agreement between the Company and the individual participant. In the discretion of the compensation committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

The types of awards under the 2014 Plan include:

Stock Options

The 2014 Plan employs market value as a basis for rewarding performance through the use of incentive stock options under Section 422 of the Code (“Incentive Stock Options”) and stock options which are not Incentive Stock Options (“Nonqualified Stock Options”) to acquire AZZ stock. The option price per share will be at least equal to the fair market value per share of AZZ common stock at the date of grant. The option period will be no more than 10 years from the date of grant. Options will only become exercisable (1) after specified periods of employment after grant (generally, 20 percent after the first year and up to an additional 20 percent during each of the four subsequent one year periods), (2) if earlier, upon the employee’s termination of employment without cause following a change of control of AZZ, or (3) as otherwise determined by the compensation committee. The 2014 Plan also provides the compensation committee with discretion to require performance-based standards to be met before option awards will vest. The option price, as well as any withholding tax, is payable in full at the time of exercise of the options, as the compensation committee may in each case in its discretion determine, (i) in cash, (ii) by certified or cashier’s check, (iii) in shares of AZZ common stock held for at least six months, (iv) by delivery of a copy of irrevocable instructions from the holder of the option to a broker or dealer, reasonably acceptable to AZZ, to sell certain of the shares of AZZ common stock purchased upon exercise of the option or to pledge them as collateral for a loan and promptly to deliver to AZZ the amount of sale or loan proceeds necessary to pay such purchase price or (v) in any other form of valid consideration permitted by the compensation committee in its discretion.

If the participant terminates employment for any reason other than death, disability, retirement or without cause following a change of control of AZZ, the then-exercisable portion of the option will only be exercisable for three months following such termination. The entire unexercised portion of the option is exercisable within three years from the date of death or disability of a participant, or within the remaining period of the option, whichever is earlier, within five years of the date of retirement of a participant, or within the remaining period of the option, whichever is earlier, unless otherwise determined by the compensation committee. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant.

Under the 2014 Plan, the compensation committee, by written notice to a participant, may limit the period in which an incentive stock option may be exercised to a period ending at least three months following the date of the notice, and/or limit or eliminate the number of shares subject to an incentive stock option after a period ending at least three months following the date of the notice.

SARs

SARs offer recipients the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the fair market value of AZZ common stock at the time of redemption. The compensation committee may authorize payment of the spread for SARs in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination of these, or by any other method as the compensation committee may determine and provide in the relevant award agreement between the Company and the individual participant. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer and forfeiture as are stock options.

Restricted Shares and Restricted Stock Units

The 2014 Plan permits the compensation committee to award restricted shares or restricted stock units to participants. The compensation committee may determine the number of restricted shares to be granted to participants and the periods during which the shares may not be transferred. Unless otherwise determined by the compensation committee, the transferability restrictions will last for a period of three to ten years from the date of grant. During this restricted period, the restricted shares may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, the restricted shares will be delivered to the participant free of restrictions. A participant who is awarded restricted shares will not be entitled to vote these shares or to receive dividends declared on these shares during the restricted period.

Upon expiration of the restricted period, payment of restricted stock units will be made in cash or shares of common stock as determined by the compensation committee at the time of grant. During the restricted period, a participant who is awarded restricted stock units will not be entitled to vote these units. Unless otherwise determined by the compensation committee, (i) during this restricted period participants will be credited with dividend equivalents equal in value to the dividends declared and paid on AZZ common stock, (ii) these dividend equivalents will be reinvested in restricted stock units at the then fair market value of AZZ common stock on the date dividends are paid, and (iii) the dividend equivalents will be paid only to the extent the underlying awards vest.

Performance Awards

The 2014 Plan permits the compensation committee to grant performance awards to participants. Performance awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of the Award are subject to performance goals and any additional conditions or terms as the compensation committee may designate. A performance award granted may be denominated or payable in cash, AZZ common stock (including, without limitation, restricted shares), other securities or other awards. The performance awards denominated in shares may earn dividend equivalents; however, unless otherwise determined by the compensation committee, dividend equivalents for performance awards will accrue and will not be paid unless and until the underlying awards vest.

Other Stock-Based Awards

The compensation committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, AZZ common stock, as are deemed by the compensation committee to be consistent with the purposes of the 2014 Plan. The compensation committee will determine the terms and conditions of these awards.

Performance Goals

The 2014 Plan provides that specific performance goals may be established by the compensation committee, which, if achieved, will result in the amount of payment, or the early payment, of an award under the 2014 Plan. The performance goals may consist of one or more or any combination of the following criteria: return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the compensation committee. The performance goals may be described in terms that are related to the individual participant, to AZZ as a whole, or to a subsidiary, division, department, region, function or business unit of AZZ in which the participant is employed. The compensation committee, in its discretion, may change or modify these criteria; however, in the case of any award to any employee who is or may be a “covered employee” (as defined in Section 162(m) of the Code), the compensation committee has no discretion to increase the amount of compensation that would otherwise be due on attainment of the goal, and at all times the criteria must meet the requirements of Section 162(m) of the Code, or any successor section, to the extent applicable.

Vesting

Each award shall vest in accordance with the terms and conditions of the award agreement between the Company and the individual participant under which such award is issued. The compensation committee may accelerate the exercisability or other vesting of any award in whole or in part at any time. Notwithstanding the provisions of any award agreement between the Company and the individual participant, all of the awards held by any participant shall, to the extent not otherwise fully vested, fully vest immediately upon the Qualified Termination of Employment (as defined in the 2014 Plan) of such participant. Notwithstanding any provision herein to the contrary, no award held by a participant at the effective time of a Change in Control (as defined in the 2014 Plan) or threatened Change in Control (as determined by the compensation committee in its sole discretion) or at any time thereafter shall terminate for any reason before the end of the award’s express term.

Amendment of the 2014 Plan; Modifications of Awards

The 2014 Plan provides that the compensation committee may amend, suspend or discontinue the 2014 Plan or amend any or all awards under the 2014 Plan to the extent permitted by law, permitted by the rules of any stock exchange on which AZZ common stock is listed, permitted under applicable provisions of the Securities Act of 1933, as amended, and the Exchange Act, and that the action would not result in the disallowance of a deduction to AZZ under Section 162(m) of the Code. However, if an amendment must be approved by the shareholders, any such proposed amendment will be submitted to the shareholders for approval. Except as provided in the 2014 Plan, no amendment, suspension or termination of the 2014 Plan will adversely alter any rights granted a participant under the 2014 Plan.

Under the 2014 Plan, the compensation committee may, by written notice to a participant, (i) limit the period in which an incentive stock option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an incentive stock option after a period ending at least three months following the date of such notice, (iii) accelerate the restricted period with respect to the restricted shares, restricted stock units, performance awards and other stock-based awards granted under the 2014 Plan, (iv) subject any performance-based award or any other award subject to performance goals to any policy adopted by AZZ relating to the recovery of the award to the extent it is determined that the performance goals were not actually achieved or (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, common stock, other securities or other awards, or cancelled, forfeited, or suspended, and the method by which awards may be settled, exercised, cancelled, forfeited or suspended. However, the compensation committee may not take any action to the extent that it would result in the disallowance of a deduction to AZZ under Section 162(m) of the Code. Further, any restricted stock units, performance awards and other stock-based awards that are required to meet the requirements of Section 409A of the Code will be settled in a manner that complies with that section. Except as provided in the 2014 Plan, no amendment, suspension, or termination of the 2014 Plan or any awards under the 2014 Plan will, without the consent of the participant, adversely alter or change any of the rights or obligations under any awards or other rights previously granted to the participant.

Re-pricings and Cash Buyouts Prohibited

Except in connection with a change in AZZ common stock or the capitalization of AZZ as provided in Section 16 of the 2014 Plan, no option or stock appreciation right may be re-priced, replaced, re-granted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the option, and no stock option or stock appreciation right may be repurchased for cash at a time when the price is equal to or less than the fair market value of the underlying shares. The compensation committee may take these actions, however, subject to the approval of shareholders.

Non-Transferability of Awards

During a participant’s lifetime, options shall be exercisable only by that participant. Awards are not transferable other than by will or the laws of descent and distribution upon the participant’s death. However, the compensation committee may grant to designated participants the right to transfer awards, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the terms and conditions established by the compensation committee.

Use of Proceeds

The proceeds we receive from the sale of stock under the 2014 Plan will be used for general corporate purposes.

U.S. Federal Tax Consequences

The following discussion is intended only as a brief and general summary of the federal income and employment tax rules relevant to stock options, SARs, performance awards, restricted shares and restricted stock units under the 2014 Plan. These rules are highly technical and subject to change.

The following discussion is limited to the federal income tax rules relevant to the Company and to individual participants who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, SARs, performance awards, restricted shares, and restricted stock units. Participants are urged to consult their personal tax advisors with respect to the federal, state, local, and/or foreign tax consequences relating to stock options, stock options, SARs, performance awards, restricted shares and, restricted stock units under the 2014 Plan.

Incentive Stock Options

A participant who is granted an incentive stock option (“Incentive Stock Option”) under Section 422 of the Code recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of AZZ shares on the date of exercise over the option exercise price is an item includible in the optionee’s alternative minimum taxable income (unless the optionee exercises and sells the applicable shares in the same year). An optionee may be required to pay alternative minimum tax even though the optionee receives no cash upon exercise of the Incentive Stock Option that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the Incentive Stock Option for at least two years from the date of grant of the Incentive Stock Option and at least one year following exercise of the Incentive Stock Option (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an Incentive Stock Option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income (taxable as ordinary income) and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income tax, but not to income or employment tax withholding. The balance of the gain (or loss) that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain (or loss) depending on whether the common stock has been held for more than one year following exercise of the Incentive Stock Option.

Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an Incentive Stock Option if the optionee pays the exercise price of the Incentive Stock Option in whole or in part with previously owned AZZ shares (if permitted by the compensation committee). Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an Incentive Stock Option and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis (increased, as applicable, by any amount included in gross income as compensation pursuant to Sections 421 through 424 of the Code (e.g., relating to Disqualifying Dispositions) or Section 83 of the Code; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred to the optionee. Under regulations, any relating Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an Incentive Stock Option in whole or in part with previously-owned shares that were acquired upon the exercise of an Incentive Stock Option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

AZZ is not entitled to any deduction with respect to the grant or exercise of an Incentive Stock Option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, AZZ is generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Nonqualified Stock Options

A participant who is granted a stock option that is not an Incentive Stock Option (a “Nonqualified Stock Option”) recognizes no income upon grant of the option. At the time of exercise, however, the optionee generally recognizes compensation income equal to the difference between the exercise price and the fair market value of the AZZ shares received on the date of exercise. This income is subject to income and employment tax withholding. AZZ is generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a Nonqualified Stock Option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. AZZ will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a Nonqualified Stock Option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a Nonqualified Stock Option in whole or in part with previously-owned shares of common stock (if permitted by the compensation committee), then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal such share’s fair market value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

SARs

A participant who is granted a SAR recognizes no income upon grant of the SARs. At the time of exercise, however, the participant generally recognizes compensation income equal to any cash received and the fair market value of any AZZ common stock received. This income is subject to income and employment tax withholding. AZZ is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.
Restricted Shares

Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the restricted shares as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares. In the event of a capital loss upon a subsequent sale of the shares, the participant will be limited in his or her ability to use this loss to offset his or her previously-recognized compensation income as a result of the Section 83(b) Election.

However, if a participant does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. AZZ is generally entitled to an income tax deduction for any compensation income taxed to the participant.

Performance Awards and Restricted Stock Units

The grant of a performance award or restricted stock unit does not generate taxable income to a participant or an income tax deduction to the Company. Any cash and the fair market value of any AZZ common stock received as payment in respect of a performance award or restricted share unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. AZZ is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of Withholding Taxes

AZZ has the right to withhold or require a participant to remit to the Company an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2014 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the compensation committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of AZZ common stock that the participant previously owned or directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

Parachute Payments

When payments to certain persons (e.g., executive officers, directors who are highly compensated, and certain other service providers) in connection with either a change in the ownership or effective control of AZZ or a change in the ownership of a substantial portion of the assets of AZZ exceed limits specified in the Code, such persons are, generally, liable for a 20% excise tax on, and AZZ would generally not be entitled to a deduction for, a specified portion of such payments. Under certain circumstances, a participant and AZZ could be adversely affected by these rules.

Section 409A

Section 409A of the Code imposes tax rules applying to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, Section 409A with respect to an award could result in significant adverse tax results to the award recipient including immediate taxation upon vesting, a 20% additional tax penalty on the value of the nonqualified deferred compensation at the same time, and, under certain circumstances, the imposition of an interest charge. To the extent that any award is subject to Section 409A, such award and the 2014 Plan are intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Such award shall be paid in a manner that will comply with Section 409A, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

Shareholder Approval

The 2014 Plan is subject to shareholder approval at the Annual Meeting. The affirmative vote of the holders of a majority of the total number of shares voting “FOR” or “AGAINST” the 2014 Plan at the meeting, assuming a quorum is present, is required for approval of the 2014 Plan.

The board of directors Unanimously Recommends that You Vote “FOR” the Approval of the AZZ incorporated 2014 Long Term Incentive Plan.

PROPOSAL 3

APPROVAL OF THE SAY-ON-PAY PROPOSAL

Federal legislation (Section 14A of the Exchange Act) requires AZZ to seek (i) a non-binding advisory shareholder vote (commonly referred to as “Say-on-Pay”) on its executive compensation program as it is described below in the “Compensation Discussion and Analysis” section of this proxy statement and (ii) a non-binding advisory shareholder vote on whether the Say-on-Pay vote should occur every one, two or three years. At the Company’s 2012 Annual Meeting, approximately 96% of the votes cast on the desired frequency of the Say-on-Pay vote were in favor of such vote being held annually. Based on these results, the Company has elected to hold the Say-on-Pay vote annually and, following the 2014 Annual Meeting, will hold the next such vote at its 2015 Annual Meeting. At the Company’s 2013 Annual Meeting, approximately 95% of the votes cast on its executive compensation were in favor of such compensation. Because your vote is advisory, it will not be binding on AZZ or the board of directors, and neither AZZ nor the board will be required to take any action as a result of the voting outcome. However, the vote will provide valuable information regarding investor sentiment about AZZ’s executive compensation program. The board will review these voting results and take them into consideration when making decisions regarding AZZ’s future executive compensation philosophy, policies and practices.

AZZ requests that you support the compensation program for its named executive officers. AZZ believes the information concerning executive compensation set forth in this proxy statement demonstrates that its executive compensation program was designed in an appropriate manner, consistent with sound corporate governance principles, to support AZZ’s strategy and business objectives. The executive compensation program of AZZ is also closely monitored by its board of directors to ensure that the compensation program is within the range of market practices for companies of similar size and complexity. AZZ believes its compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and providing appropriate incentives to the named executive officers, and aligning their interests with those of AZZ’s shareholders with respect to the creation of long-term value for AZZ’s shareholders. Consequently, the board strongly endorses AZZ’s executive compensation program and recommends that the shareholders vote in favor of such program by approving the following non-binding advisory resolution:

“RESOLVED, that AZZ’s shareholders approve the compensation of AZZ’s named executive officers as described in the narrative and tables under “Compensation Discussion and Analysis” contained in the proxy statement for the Company’s 2014 Annual Meeting.”

The board of directors Unanimously Recommends a vote “FOR” the approval, on a non-binding advisory basis, of AZZ’s executive compensation.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected BDO USA LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending February 28, 2015, subject to your ratification.

The board of directors is asking you to ratify the selection of BDO. Although our bylaws do not require this ratification, the board of directors believes that the selection of the independent registered public accounting firm is an important matter for shareholder consideration and that such a proposal provides shareholders with an important opportunity to provide direct feedback to the board of directors on an important issue of corporate governance. If our shareholders do not ratify the selection, we will consider that action as a direction to the audit committee and the board of directors to consider the selection of a different firm. Even if you do ratify this selection of BDO, the audit committee can select a different independent registered public accounting firm, subject to ratification by the full board of directors, whenever it determines that such a change would be in the best interests of AZZ and its shareholders.

Representatives of BDO will be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement.

The board of directors Unanimously Recommends a vote "FOR" for the ratification of BDO as the Company's independent registered public accounting firm for fiscal 2015.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes very strongly that good corporate governance is a prerequisite to achieving business success. The board of directors has adopted formal, written Corporate Governance Guidelines designed to strengthen our corporate governance. In 2003, the board amended those guidelines to meet new requirements of the U.S. Securities and Exchange Commission (“SEC”) and the NYSE. Among other things, the enhanced guidelines contain standards for determining whether a director is independent. The board also adopted a Code of Ethics applicable to all of our directors, officers and employees, and charters for each of the board’s committees. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and Code of Ethics at least annually and recommending any proposed changes to the full board for its approval. The AZZ incorporated Corporate Governance Guidelines, Code of Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on our web site at www.azz.com, under the heading “Investor Relations - Corporate Governance”.

You may also obtain a copy of these documents by mailing a request to:

AZZ incorporated
Investor Relations
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, TX 76107

Director Independence

It is our policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC. The board will consider and apply all facts and circumstances relating to a director in determining whether that director is independent. The board has determined that all of the current members of the board of directors are independent except for directors Thomas E. Ferguson and Dana L. Perry.

Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

Our board of directors met five times during fiscal year 2014. Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he served during fiscal 2014. Although we have no formal policy on the matter, all directors are encouraged to attend, and typically have attended, our Annual Meeting of Shareholders. All of our directors except for Mr. David H. Dingus, who passed away on October 27, 2013, attended the 2013 Annual Meeting of Shareholders.

Board Committees

There are three standing committees of the board of directors. They are the nominating and corporate governance committee, the audit committee and the compensation committee. A brief description of each committee’s function, the number of meetings held during the last fiscal year and the names of the directors who are members of the committees follows.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board regarding nominees for election to the board and the membership of the various board committees. The committee is also responsible for recommendations to the board regarding compensation of our directors and is responsible for establishing and overseeing the AZZ incorporated Corporate Governance Guidelines, the AZZ incorporated Code of Ethics described earlier in this proxy statement and the Director Nomination Process, which is set forth below. The nominating and corporate governance committee met on four occasions during the last fiscal year. Committee members are Directors Berce (chairman), Rosen, Downey, Bowen and Joyce.

Audit Committee. The audit committee provides assistance to the board in overseeing AZZ’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The committee also reviews our quarterly and year-end financial statements. The audit committee held five meetings during the last fiscal year. During the last fiscal year, audit committee members were Directors Feehan (chairman), Berce, and Joyce. The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of NYSE listing standards.

Compensation Committee. The compensation committee establishes, amends and oversees AZZ’s incentive-based compensation plans and sets compensation for our chief executive officer, and approves compensation for our other executive officers and other senior management. It also oversees the administration of other compensation and benefit plans and recommends to the board changes in or the establishment of compensation and benefit plans for our employees. The committee held five meetings during the last fiscal year. Compensation committee members are Directors Joyce (chairman), Berce, Hegedus and Downey.

Meetings of Independent Directors without Management Present

To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of AZZ’s management present. The independent directors met without management present four times during the last fiscal year. Executive sessions ordinarily are held in conjunction with quarterly scheduled board meetings. Mr. Joyce, as our independent chairman of the board, presides over these meetings.

Board Leadership Structure

The board of directors has flexibility under its governance guidelines to select an appropriate leadership structure. At present, the board believes that it is preferable for one of its independent, non-employee members to serve as chairman. The board further believes this structure is appropriate given that the board views the Chief Executive Officer as having the day-to-day responsibility to run the Company, while the board chairman has the responsibility to coordinate the board. The non-employee directors appoint the non-executive chairman of the board. This separation of the board chairman and Chief Executive Officer roles is believed to help ensure and strengthen, the overall independent role of the non-employee directors. The duties of the board chairman are to:
•Preside at board meetings;
•Preside at executive sessions or other meetings of the non-management directors;

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board;

•Consult with management as to the agenda items for board and committee meetings; and

•	Coordinate with committee chairs in the development and recommendations regarding board and committee meeting schedules.

The board of directors believes its leadership structure not only provides for strong independent leadership, but also is in the best interest of the Company’s shareholders given that it effectively positions the Chief Executive Officer as the Company’s leader and permits him to focus his entire energies on daily managing the overall business operations. The board understands that its approach to leadership structure may evolve over time. Consequently, the board intends to periodically re-examine its corporate governance policies and leadership structure to ensure that they continue to meet the Company’s needs and objectives.

Board’s Role in Risk Oversight

The Company’s board of directors has overall responsibility for the effective oversight of risk, whether financial, operational or strategic. This oversight function necessarily focuses on the most significant risks facing the Company and is deemed an important priority by the board. The board does not attempt to view in isolation the risks facing the Company, but tries to consider risk holistically and as a proper component of the Company’s strategy. The board does not believe it is possible, nor even desirable, to eliminate all business risk. Rather, reasonable and fully-considered risk-taking is deemed appropriate and necessary for the Company to remain competitive in its industries.

While the board of directors generally oversees risk management, the responsibility for daily managing these risks resides with the Company’s management team. The Company has established numerous internal processes for identifying and managing risk including comprehensive internal and external audit processes. These processes have been designed to allow management to effectively identify and manage risks and to timely communicate the results of such activities to the board. Management routinely communicates with the board, its committees and individual directors, as appropriate, regarding various risks. All directors have direct and open access to the Company’s executive officers and various other members of the management team. As a result, throughout the year, the board and its committees communicate with each other and with management. Periodically, the Company’s strategic and operational risk are presented and thoroughly discussed with the board during the Chief Executive Officer’s operational report. The Company’s financial risks are specifically addressed during the formal presentation of its financial results at each board meeting. The board further considers risks when considering specific proposed actions. Though the board has not adopted a formal policy regarding the review and approval of related party transactions, as defined under Item 404 of Regulation S-K of the SEC’s regulations, the board's practice is to review any proposed transactions involving amounts exceeding $120,000 between the Company and related persons (directors, executive officers, or shareholders owning at least 5% of the Company’s outstanding stock and the immediate family members of such persons), including the risks that could result therefrom.

In addition to the presentation of information to the full board of directors, the board has delegated responsibility for the oversight of certain risks to the proper board committee. These committees regularly meet and report to the full board of directors at each board meeting. In particular:

•
The audit committee oversees the risks relating to the Company’s financial statements, its financial reporting processes, accounting and legal/ethical compliance matters. The committee also oversees the internal audit function. Further, it broadly reviews the Company’s credit, liquidity, and legal risks. The committee also oversees the guidelines, policies and processes by which the Company manages, and mitigates as appropriate, the various financial risks.

•
The compensation committee oversees the risks relating to the compensation philosophy and programs of the Company and generally evaluates the effect the Company’s compensation structure may have on management risk taking. The committee also monitors risks relating to overall management and organizational structure, as well as succession planning at the executive officer and key employee levels.

•	The corporate governance and nominating committee provides oversight on risks relating to the governance structure and processes of the Company.

As indicated above, the board of directors’ proper role is risk oversight as opposed to the day-to-day management of risks, which is the focus of the Company’s management team. The board believes this division of responsibility provides an effective means for addressing the full spectrum of risks facing the Company. Furthermore, the board believes that its leadership structure, with an independent, non-management chairman of the board and of each committee, supports its risk oversight function.

DIRECTOR COMPENSATION
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company and the skill-level required by the Company of members of the board.

Fees Paid to Directors (Cash and Equity Compensation paid to Board Members)

Each director who was not an AZZ employee received the following cash compensation for services provided to the board during fiscal year 2014:

•a fee of $27,500 annually;

•$2,500 for each quarterly meeting of the board of directors attended;

•	$1,000 for each nominating and corporate governance committee or compensation committee meeting attended as a member and $1,500 for each audit committee meeting attended as a member.

Director Joyce, who served as the chairman of the compensation committee, received additional cash compensation of $1,500 during fiscal 2014 for serving as chairman of this committee. Director Berce, who served as chairman of the nominating and corporate governance committee of the board of directors received additional cash compensation of $1,500 during fiscal 2014 for serving as chairman of this committee. The chairman of the audit committee, Director Feehan, received additional cash compensation of $3,000 during fiscal 2014 for serving as chairman of this committee. Directors Joyce and Downey received additional cash compensation of $24,600 each for serving as independent chairman of our board of directors, each serving six months during fiscal 2014. In addition, each of Directors Joyce, Feehan and Berce served on a special committee of the board of directors formed in fiscal 2014 for the purposes of evaluating the succession process with regard to our Chief Executive Officer. Each of these directors served on the special committee for a total of 6 months during fiscal 2014; Director Joyce received additional cash compensation of $60,000 for serving as chairman of the special committee during the period and each of Directors Feehan and Berce received additional cash compensation of $16,500 for serving on the special committee during the period.

In addition to the cash compensation described above, each independent director also received shares of our common stock and SARs as compensation for services to the board during fiscal year 2014. During fiscal 2014 each independent director received 2,000 shares for such services (which shares were granted under the 2005 Plan). The Company also granted 1,362 SARs to each independent director for such services during fiscal 2014 (which SARs were also granted under the 2005 Plan).

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended February 28, 2014.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option/ SARs Awards ($)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dr. Kirk H. Downey	$73,600	$73,400	$28,575		—	—	$175,575

Daniel R. Feehan	$67,000	$73,400	$28,575		—	—	$168,975

Martin C. Bowen	$44,000	$73,400	$28,575		—	—	$145,975

Daniel E. Berce	$74,500	$73,400	$28,575		—	—	$176,475

Sam Rosen	$44,000	$73,400	$28,575		—	—	$145,975

Kevern R. Joyce	$142,600	$73,400	$28,575		—	—	$244,575

Peter A. Hegedus	$45,000	$73,400	$28,575		—	—	$146,975

Non-Executive Director Group	$490,700	$513,800	$200,025		—	—	$1,204,525
___________

(1)
David H. Dingus and Thomas E. Ferguson, each of whom served as Chief Executive Officer of the Company during the fiscal year ended February 28, 2014, and Dana L. Perry, who served as the Company’s Senior Vice President, Chief Financial Officer and Secretary during fiscal 2014, are not included in this table, as Messrs. Ferguson and Perry are employees of the Company, and Mr. Dingus was an employee of the Company, and thus received no compensation for their services as directors. The compensation received by Messrs. Dingus, Ferguson, and Perry as employees of the Company is detailed in the Summary Compensation Table below.

(2)
The amounts in this column for the fiscal year ended February 28, 2014 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted to each of the non-employee directors under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended February 28, 2014, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 28, 2014.

(3)
The amounts in this column for the fiscal year ended February 28, 2014 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for SARs awards granted to each of the non-employee directors under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended February 28, 2014, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 28, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended February 28, 2014, the compensation committee was composed of Directors Joyce (chairman), Downey, Hegedus and Berce, none of whom is an employee of AZZ.

No member of the compensation committee (i) was an officer or employee of the Company or a subsidiary of the Company during fiscal 2014, (ii) was formerly an officer or employee of the Company or a subsidiary of the Company or (iii) has any relationship relative to the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

During fiscal 2014, none of the Company's executive officers served as (a) a member of a compensation committee of another company, one of whose executive officers served on the Company’s compensation committee, (b) a director of another company, one of whose executive officers served on the Company's compensation committee or (c) a member of a compensation committee of another company, one of whose executive officers served as one of the Company's directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal year ended February 28, 2014, we did not enter into any transactions with any of our officers, directors or shareholders owning 5% or more of our common stock or any immediate family members of such persons in which the amount involved exceeded $120,000. In addition, we are not currently planning to enter into any such transaction or series of similar transactions. The board of directors has not adopted any written procedures regarding the review and approval of related party transactions as defined under Item 404 of Regulation S-K of the SEC’s regulations. However, the board's practice is to review any proposed transactions involving amounts exceeding $120,000 between the Company and related persons (directors, executive officers, or shareholders owning at least 5% of the Company’s outstanding stock and the immediate family members of such persons), in which the related person has a direct or indirect material interest, and to determine if any such proposed transaction is in the best interest of the Company and its shareholders.

PROCEDURES FOR COMMUNICATING WITH DIRECTORS

The board of directors has established a process by which shareholders can send communications to board members. Interested parties would use the same method as shareholders to communicate directly with the presiding director or with non-management directors as a group. Shareholders and interested parties can send written communications to one or more members of our board, addressed to:

Mr. Daniel E. Berce
Chairman, Nominating and Corporate Governance Committee
AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

Generally, we distribute communications to the board or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. We will not distribute communications that are not related to the duties and responsibilities of the board, including:

•spam;

•junkmail and mass mailings;

•product or service inquiries or complaints;

•new product or service suggestions;

•resumés and other forms of job inquiries;

•surveys; and

•business solicitations or advertisements.

In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is filtered out is available to any independent director upon request.

DIRECTOR NOMINATION PROCESS

Board Member Qualification Criteria

The nominating and corporate governance committee has adopted Board Member Qualification Criteria, which set forth the attributes and qualifications considered by the committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•management and leadership experience;
•relevant knowledge and diversity of background and experience; and
•personal and professional ethics, integrity and professionalism.

The committee also believes that the board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•financial expertise;

•	general knowledge of the electrical and industrial products industry and/or galvanizing services, globally, as well as domestically;
•legal or accounting experience; and
•CEO, CFO or other senior management experience.

The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the committee considers and discusses diversity, among many other factors, with a broad view toward the needs of the entire board of directors. When identifying and recommending director nominees, the committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that can contribute to board heterogeneity. The committee believes that including diversity as one of the many factors considered in selecting director nominees is consistent with the committee's goal of creating a board of directors that best serves the needs of the Company and the interests of its shareholders.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other AZZ directors or executive officers may, from time to time, identify potential candidates for nomination to our board. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

The committee will consider candidates recommended by shareholders for election to our board. A shareholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, AZZ incorporated, One Museum Place, Suite 500, 3100 West 7th Street, Fort Worth, Texas 76107.

In order for a candidate proposed by a shareholder to be considered by the committee for inclusion as a board nominee at the 2015 Annual Meeting of Shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as an AZZ director. In addition, the Corporate Secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on April 9, 2015. Proposals should be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

Section 8 of Article III of our bylaws also permits a shareholder to propose a candidate at an Annual Meeting of Shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the bylaws. To comply with the advance notice provision of the bylaws, a shareholder who wishes to nominate a director at the 2015 Annual Meeting of Shareholders must provide AZZ written notice no earlier than March 10, 2015 and no later than April 9, 2015. You may contact our Corporate Secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2014 Annual Meeting

No nominee for election to the board of directors at our 2014 Annual Meeting of Shareholders was recommended by shareholders or groups of shareholders owning more than 5% of our common stock.

Security Ownership of Management

The following table indicates the ownership on April 15, 2014, of AZZ’s common stock (which is our only class of stock outstanding) by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Acquirable Within 60 Days	Percent of Class(2)
Daniel E. Berce	43,842	9,700	*
Martin C. Bowen	39,624	9,700	*
Richard Butler	0	0	*
David H. Dingus(3)	0	22,538	*
Dr. H. Kirk Downey	17,784	967	*
Matt Emery	0	0	*
Daniel R. Feehan	45,636	9,700	*
Paul W. Fehlman	0	0	*
Thomas E. Ferguson	0	0	*
Peter A. Hegedus	23,149	967	*
Kevern R. Joyce	53,022	967	*
Ashok Kolady	12,631	4,333	*
Tim E. Pendley	29,724	5,390	*
Dana L. Perry	494,930	58,642	2.2%
Sam Rosen	39,757	5,583	*
Robert J. Steines	0	0	*

All Current Directors and Executive Officers as a Group	803,602	128,487	3.6%
__________
*Indicates ownership of less than 1%

(1)
Each person named in the table has sole investment and voting power with respect to all shares of common stock shown to be beneficially owned by such person. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)
The percentage of voting stock held is based upon 25,577,205 shares outstanding as of April 15, 2014, except for persons who hold SAR’s that may be exercised within 60 days of April 15, 2013. The percentage of voting stock held by persons who hold SAR’s that may be exercised within 60 days is based upon the same 25,577,205 shares outstanding on April 15, 2014 plus the number of shares that may be acquired by that person through exercise of SAR’s exercisable within 60 days of that date.

(3)	Mr. Dingus passed away on October 27, 2013, and the shares acquirable listed next to his name in this table represent the shares acquirable by his estate.

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by us to own beneficially, as of April 15, 2014, five percent or more of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership f Beneficial Ownership	Percent of Class

BlackRock, Inc. . 40 East 52nd Street New York, NY 10022	2,204,498(1)	8.6%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,179,298(2)	8.54%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,599,018(3)	6.27%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,377,580(4)	5.4%
_________

(1)	Information based solely on Schedule 13G/A filed by shareholder with the SEC on January 28, 2014.

(2)
Based on information set forth in a Schedule 13G/A filed on February 14, 2014, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,700,545 shares or 6.669% of the common stock outstanding of AZZ as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,700,545 shares owned by the Funds. Fidelity SelectCo, LLC ("SelectCo"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 124,300 shares or 0.487% of the common stock outstanding of AZZ as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "SelectCo Funds"). Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 124,300 shares of common stock owned by the SelectCo Funds. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 1,500,000 shares or 5.883% of the common stock outstanding. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 800 shares or 0.003% of the outstanding common stock of AZZ incorporated as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 800 shares and sole power to vote or to direct the voting of 0 shares of common stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 349,149 shares or 1.369% of the outstanding common stock of AZZ as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 349,149 shares and sole power to vote or to direct the voting of 349,149 shares of common stock owned by the institutional accounts managed by PGATC as reported above. FIL Limited ("FIL"), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 4,504 shares or 0.018% of the common stock outstanding of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(3)
Information based solely on a Schedule 13G/A filed with the SEC on February 11, 2014, reporting beneficial ownership as of December 31, 2013 by The Vanguard Group, Inc., which has sole voting and dispositive power over 1,559,018 shares of our common stock.

(4) Information based solely on Schedule 13G/A filed by shareholder with the SEC on February 12, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities. Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, our officers, directors and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis Executive Summary
Our goal for our executive compensation program is to attract, motivate and retain the highest quality executives who will provide leadership for the Company’s success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. The compensation committee of the board of directors oversees the executive compensation program and determines the compensation for our named executive officers. We believe the compensation program for our named executive officers was instrumental in helping the Company achieve strong financial performance in fiscal 2014, despite a challenging economic environment.
Named Executive Officers
On October 27, 2013, Mr. David H. Dingus, who at that time served as the Company’s President and Chief Executive Officer, passed away from unexpected conditions related to pancreatic cancer. On November 1, 2013, the board appointed Mr. Thomas E. Ferguson to serve as the Company’s President and Chief Executive Officer and elected Mr. Ferguson to serve as a member of the board, in each case effective as of November 4, 2013.
On February 24, 2014, Mr. Dana L. Perry announced his retirement from his positions as Senior Vice President of Finance, Chief Financial Officer and Secretary of AZZ, in each case effective as of May 31, 2014. Effective as of that same date, the Company agreed to employ Mr. Paul W. Fehlman to serve as Mr. Perry’s successor as the Company’s Senior Vice President of Finance and Chief Financial Officer. Mr. Fehlman serves in a transition capacity with respect to these offices pending Mr. Perry’s scheduled retirement.
On November 18, 2013, Mr. Richard W. Butler resigned from his position as Vice President and Corporate Controller of the Company effective as of December 31, 2013. Effective as of that same date, the Company agreed to employ Mr. R. J. Steines as Vice President and Chief Accounting Officer.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (i.e., Messrs. Dingus and Ferguson) and Chief Financial Officer (i.e., Messrs. Perry and Fehlman) during fiscal 2014, as well as Messrs. Butler and Steines and the other individuals included in the table provided on page 39 under the caption “Summary Compensation Table” (the “Summary Compensation Table”), are referred to as the “named executive officers.” The individuals described above, other than Messrs. Dingus and Butler, are referred to as the “current named executive officers.”
Highlights of Financial Results for Fiscal 2014
We achieved strong financial results in fiscal 2014 as a result of the successful performance of both our Electrical and Industrial Products and Services Segment and our Galvanizing Services Segment, resulting in:

•	The Company’s consolidated total revenue increased 32%, to $752 million, for the year ended February 28, 2014 compared to the year ended February 28, 2013.

•	The Company completed a major acquisition in our Electrical and Industrial Products and Services Segment.

•	The Company achieved diluted earnings per share equal to $2.32.

Highlights of Our Compensation Program
Highlights of our compensation programs and adjustments that were made during fiscal year 2014 to further align our executive compensation structure with our shareholders’ interests and current market practices include the following:

•
Our named executive officers’ total compensation is comprised of a mix of base salary, annual short-term incentive compensation, long-term incentive awards and other benefits. As illustrated below, the total compensation, which includes both short- and long-term incentive-based compensation that is based on our performance, of Mr. Dingus for his services as Chief Executive Officer, calculated for purposes of fiscal 2014 as if Mr. Dingus had served in such role through the end of fiscal 2014, has increased commensurate with the increased return to our shareholders in the form of year over year increases of our stock price over the past years.

Total compensation is calculated using the same methodology as the Summary Compensation Table, subject to the assumptions described in the preceding paragraph regarding the term of Mr. Dingus’s employment. Because Mr. Ferguson served as our President and Chief Executive Officer for only a portion of fiscal 2014 and certain of the compensation paid by the Company to Mr. Ferguson for fiscal 2014 is fixed under the terms of his employment agreement rather than awarded on a contingent basis similar to the compensation of our other named executive officers, as described below, Mr. Ferguson’s compensation is not included in the table above as including his compensation would not provide our shareholders with a meaningful analysis of target compensation relative to our stock price.
Additional detail regarding the compensation paid to our Chief Executive Officer during fiscal 2014 is provided in the Summary Compensation Table.

•
In fiscal 2014, our named executive officers received salary adjustments for their outstanding performance on our ongoing business activities and, with respect to certain of such officers, on the successful evaluation and implementation of business acquisitions during a challenging economic environment.

•
For fiscal 2014, our named executive officers continued to receive the majority of their compensation in the form of equity compensation, which is at-risk performance-based compensation that is tied to our performance and includes a combination of SARs and restricted stock units. The grant value of awards made in fiscal 2014 was allocated 50% to SARs and 50% to restricted stock units. The chart below shows the elements of compensation that comprised total target direct compensation for Mr. Dingus in connection with his service as our Chief Executive Officer for fiscal 2014 and illustrates that approximately 69% of this total target direct compensation was tied to our financial performance. The chart below also illustrates that Mr. Dingus received a significant portion of his total target direct compensation in equity, including SARs, which aligns his interests with those of our shareholders. The total target direct compensation illustrated in the chart below does not include perquisites, retirement and other benefits.

•
Messrs. Ferguson, Perry and Fehlman each have employment agreements with the Company. Our other named executive officers do not have employment agreements and are employed at-will and expected to demonstrate exceptional personal performance and leadership in order to continue serving as a member of the executive team.

Compensation Program Overview
The compensation committee of the board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The compensation committee ensures that the total compensation paid to the Company’s management team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the management team, including the named executive officers, are similar to those provided to other executive officers.
Compensation Philosophy and Objectives
The compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and which aligns executives’ interests with those of the shareholders by rewarding performance to achieve goals set by the Company, with the ultimate objective of improving shareholder value. The compensation committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of publicly traded companies with similar characteristics. To that end, the compensation committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions
The Committee makes all compensation decisions including equity awards for the management team (which includes the named executive officers).
The Chief Executive Officer annually reviews the performance of each member of the management team (other than his own, which is reviewed by the compensation committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the compensation committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives made by the Chief Executive Officer. The compensation committee, in executive session and without executive officers present, approves the Chief Executive Officer's pay levels. The Chief Executive Officer does not make recommendations to the compensation committee on his own pay levels.
Setting Executive Compensation
Based on our compensation philosophy and objectives, the compensation committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the compensation committee has the authority under its charter to periodically engage an outside compensation consulting firm to conduct a review of its total compensation program for the Chief Executive Officer as well as for other key executives.
The Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to provide ongoing advisory services to the compensation committee, which services have included but not been limited to, an executive compensation review for purposes of advising the compensation committee with respect to executive compensation for fiscal 2014. In addition, Meridian provides the compensation committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and on the recommendations being made by the Company’s Chief Executive Officer for executives other than the Chief Executive Officer. The Committee did not direct Meridian to perform its services in any particular manner or under any particular method. All of the decisions with respect to the Company's executive compensation, however, are made by the compensation committee.
The Committee has the final authority to hire and terminate the compensation consultant, and the compensation committee evaluates the compensation consultant annually. In fiscal 2014, Meridian did not perform any other services for the Company other than those described above for the compensation committee. In accordance with Rule 10C-1(b)(4) under the Exchange Act, the compensation committee has determined that Meridian is independent and that no conflict of interest exists that would be required to be disclosed in the Company’s proxy statement pursuant to Item 407 of Regulation S-K.
In making compensation decisions, the compensation committee compares each element of total compensation against a group of publicly-traded companies. This group of companies, which is periodically reviewed and updated by the compensation committee, consists of companies against which the compensation committee believes the Company competes for talent and for shareholder investment. In fiscal 2014, the compensation committee reviewed compensation for a group of 13 companies in electrical and lighting component manufacturing, metals fabrication, and galvanizing industries. The median revenue size of the group approximated AZZ’s projected revenue for fiscal 2014 as disclosed to Meridian by the compensation committee. This group included:

•	Ametek Inc.

•	Dynamic Materials Corp.

•	Foster (lb) Co.

•	Franklin Electric Co Inc.

•	Global Power Equipment Group

•	Haynes International Inc.

•	Hubbell Inc

•	Littelfuse Inc.

•	LSI Industries Inc.

•	Powell Industries Inc.

•	Preformed Line Products Co.

•	Regal-Beloit Corp.

•	Valmont Industries Inc.

For fiscal 2014, Handy & Harmon Ltd. and Power-One, Inc. were removed from the peer group. Handy & Harmon Ltd. did not disclose sufficient information to the public to provide for a meaningful comparison to the Company and Power-One, Inc. was acquired.

Though the compensation committee considers this market data on the compensation practices of these companies in determining the overall compensation of the Company’s named executive officers (including in determining base salary ranges, as described below), it does not set compensation components to meet specific market percentiles. Based on this market data analysis, the compensation committee concluded that the compensation levels for the Company’s named executive officers fell within the range of the observed market compensation levels.

In addition to market data, compensation is determined based upon internal pay equity (including the executive’s accountability and impact on Company operations) and the individual’s experience level and performance. In considering internal pay equity, the compensation committee has no formula or established ratios for setting one executive’s total compensation versus the compensation of another executive officer. Rather, the compensation committee subjectively evaluates the relative importance of each named executive officer’s role to the Company as a whole, which results in certain executives receiving more total compensation than others (e.g., the Company’s Chief Executive Officer is paid more than its Chief Financial Officer). The Committee may also consider how the Company has performed relative to the group of companies listed above.

The Committee strives to develop compensation packages for our executives comprised of a balanced combination of base salary, annual incentive awards, and long term compensation. The overall compensation of our executive officers, including the employment agreements with our Chief Executive Officer and Chief Financial Officer, utilizes a combination of these forms of compensation. However, the compensation committee does not establish a targeted mix or formula in allocating total compensation across these pay components. In setting executives’ compensation, the compensation committee also reviews the total compensation that each respective officer potentially could receive over the next several years under scenarios contemplating the executive’s continued employment or retirement during the period.
While the compensation committee uses a variety of factors in making compensation decisions for the Company’s named executive officers, the compensation committee does not use any particular weighting or formula to determine executive compensation. Rather, the compensation committee subjectively evaluates all of the factors noted in the discussion above in determining executive compensation.

2013 Say-On-Pay Vote

At the Company’s 2013 Annual Meeting, over 96% of the shareholders casting a ballot voted to approve the Company’s executive compensation program. After considering these non-binding, advisory vote results, the compensation committee believes the results reflect the shareholders’ concurrence that the Company’s executive compensation program is designed in an appropriate manner, consistent with sound corporate governance principles, and supports the Company’s strategic and business objectives. Additionally, the compensation committee believes these results demonstrate shareholders’ concurrence that the executive compensation program maintains an appropriate balance between utilizing responsible, measured pay practices and effectively ensuring the interests of the named executive officers are incentivized by, and aligned with, the creation of long-term value for the Company’s shareholders. Consequently, the compensation committee intends to continue following the executive compensation philosophy, policies and practices it has historically utilized.

Fiscal year 2014 Executive Compensation Components

For the fiscal year ended February 28, 2014, the principal components of compensation for named executive officers were:

•	base salary, to compensate the executive officers for day-to-day services rendered to the Company;

•
performance-based incentive compensation, paid in cash to provide an incentive to achieve specific operating results and to encourage short-term performance (in the case of our named executive officers other than Messrs. Ferguson and Fehlman, as discussed below);

•	long-term incentive compensation, tying a portion of the executive officers compensation to equity ownership of the Company; and

•
perquisites and other personal benefits, which may include 401(k) matching contributions, profit sharing contributions, and health, life, and long term disability insurance benefits, which are also generally available to all employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be between 75% and 125% of the midpoint of the base salary established for each range.
During its review of base salaries for executives, the compensation committee primarily considers:

•	market data periodically provided by our outside consultant;

•	internal data regarding the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.
Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

In determining salary increases, and also in determining awards under the Senior Management Bonus Plan and long-term incentive compensation awards, for the named executive officers for fiscal 2014, the compensation committee utilized qualitative factors to evaluate their performances and recognize their contributions and leadership during fiscal 2013. In particular, the compensation committee considered each officer’s contributions to achieving (i) the review, analysis and evaluation of companies acquired by the Company during the year, (ii) the development and implementation of integration plans for acquired businesses, (iii) the Company’s overall financial performance in light of challenging economic conditions, (iv) the Company’s ability to manage costs, (v) the performance of the Company’s stock price, as compared to its competitors and (vi) the Company’s business development results, as measured by new and increased business from customers during the year. The Committee also considered issues of relative amounts paid and awarded as a matter of internal equity.

The amount of each officer’s salary and incentive awards was based on the compensation committee’s subjective evaluation of each officer’s performance, the relative responsibilities of the officers and the compensation committee’s sense of fair and equitable relative distributions of salaries and awards. The Committee also took into account the compensation plans embodied in the Company’s then-existing employment agreements with each of Messrs. Dingus and Perry, salaries and awards paid in prior years and market compensation data from the industry comparison group described above. In making its evaluation and the resulting salary and award decisions for fiscal 2014, the compensation committee took into account and acknowledged:

•
Mr. Dingus’s ability to focus the entire management team on the successful evaluation and implementation of a significant business acquisition, which was completed in early fiscal 2014, that was materially beneficial to AZZ, his ability to motivate management to maintain sales and margins across both operating segments in a challenging economic environment and his contribution to the performance of our stock price over the past several years;

•
Mr. Ferguson’s experience serving as an executive officer of a public company, his extensive strategic management experience both domestically and internationally in the industries in which the Company operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace;

•
Mr. Perry’s significant role in the implementation of a significant business acquisition, which was completed in early fiscal 2014, that was materially beneficial to AZZ, including his role in the evaluation, implementation and integration of the acquired business;

•
Mr. Fehlman’s experience serving as an executive officer of a public company and his extensive experience in international finance and operations serving industrial manufacturing and energy markets similar to those served by AZZ;

•
Mr. Kolady’s significant role in the evaluation, implementation and integration of a significant electrical and industrial business acquisition, which was completed in early fiscal 2014, his leadership and management of the electrical and industrial business during difficult market conditions, the increase in revenues from our Electrical and Industrial Products and Services Segment through strategic acquisitions and the increase in Mr. Kolady’s responsibilities accompanying this increase in revenues;

•
Mr. Pendley’s continual significant role in the implementation and integration of several significant galvanizing businesses acquired during fiscal 2013, his leadership and management of the galvanizing business during difficult market conditions, the increase in revenues from our Galvanizing Segment through strategic acquisitions and the increase in Mr. Pendley’s responsibilities accompanying this increase in revenues;

•
Mr. Butler’s significant role in the implementation of a significant business acquisition that was materially beneficial to AZZ, including his role in the evaluation, implementation and integration of the acquired business;

•	Mr. Steines’s experience serving as a Controller of a public company and his extensive experience serving in various executive capacities with a manufacturing company;

•
Mr. Emery’s significant role in the implementation of a significant business acquisition that was materially beneficial to AZZ, including his role in the evaluation, implementation and integration of the acquired business; and

•	The relative value to AZZ of the contributions made by each officer.

Additionally, the compensation committee considered the compensation of the Company’s named executive officers relative to similarly situated officers of companies against which the compensation committee believes the Company competes for talent and for shareholder investment, as discussed above.

In fiscal 2014, our named executive officers received salary adjustments for their outstanding performance on our ongoing business activities and, with respect to certain of such officers, on the successful evaluation and implementation of a significant business acquisition that was materially beneficial to AZZ during a challenging economic environment. The percentage increases for the named executive officers ranged from 10 to 25 percent.

The fiscal 2014 base salaries for the named executive officers can be found in column (c) of the Summary Compensation Table of this proxy statement.

Performance-Based Incentive Compensation

The Senior Management Bonus Plan is an annual cash incentive program. The Senior Management Bonus Plan provides the compensation committee the flexibility to promote high performance and achievement of corporate goals by named executive officers, encourage the growth of shareholder value and allow key employees to participate in the long-term growth and profitability of the Company. The Senior Management Bonus Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification.

At its January meeting each fiscal year, the compensation committee considers whether a Senior Management Bonus Plan should be established for the succeeding fiscal year and, if so, approves the group of employees eligible to participate in the Senior Management Bonus Plan for that fiscal year. The Senior Management Bonus Plan includes various incentive levels based on the participant’s accountability and impact on Company operations, with target award opportunities that are established as a percentage of base salary. For fiscal 2014, the compensation committee approved target award opportunities that ranged from 45% to 80% of base salary for the Company’s named executive officers. Each named executive officer may earn up to 200% of his target award opportunity by achieving a performance level of at least 125% of his performance targets. Therefore, the maximum award payments under the Senior Management Bonus Plan may not exceed 160% of base salary for Mr. Dingus, 110% of base salary for Messrs. Perry, Kolady and Pendley, and 90% of base salary for Messrs. Butler, Steines and Emery.

Messrs. Ferguson and Fehlman did not participate in the Senior Management Bonus Plan for fiscal 2014. Instead, Mr. Ferguson’s employment agreement with the Company provides for payment of a cash bonus in the amount of $215,000 as consideration for his services to the Company in fiscal 2014. The compensation committee and the board of directors determined that such a fixed bonus amount was appropriate due to the fact that Mr. Ferguson was employed by the Company for only four months of fiscal 2014 and that such award would serve as a reasonable inducement to encourage Mr. Ferguson to join AZZ’s management team. Because Mr. Fehlman was employed by the Company for only the last five days of fiscal 2014, Mr. Fehlman did not receive a cash bonus for fiscal 2014, under the Senior Management Bonus Plan or otherwise.

Award payments are calculated (as a percentage of the target award opportunity) with respect to each applicable performance objective, as described below, as set forth in the following based on the percentage of performance target achieved in accordance with the following schedule:

% of Performance Target Achieved	% of Target Bonus Opportunity Earned
<51	0%
100	100%
125	200%

For every percentage point increase in the percentage of performance target achieved, the percentage of target bonus opportunity earned increased by two percentage points.

As described below, the compensation committee determines the percentage of the performance target that has been achieved for each performance objective assigned to a named executive officer and the corresponding percentage of the target bonus opportunity earned. For example, if the compensation committee sets a performance objective regarding diluted earnings per share and sets a target cash award of $10,000 based upon achievement of a target level of diluted earnings per share of $1.00 and if the Company’s actual earnings per share is $1.10, the compensation committee would determine that the recipient of the award had achieved 110% of his target level and would be entitled to a cash award of 140% of his target cash award amount (i.e., a cash award of $14,000).

The compensation committee assigned each named executive officer one or more quantitative performance goals that relate to AZZ’s strategic operating plan for fiscal 2014. In setting the performance goals for these other performance objectives, the compensation committee considered the strategic plan of the Company, the performance of the Company during the prior fiscal year, the economic conditions for the fiscal year anticipated by the compensation committee, and any specific circumstances facing the Company during the coming fiscal year. Levels for revenue, operating income, and return on assets objectives are set in alignment with the Company’s strategic plan (which includes projections relating to competition, innovation, supply chain and workforce development, among other projections), and expectations set by the board regarding earnings and Company performance.

The chart below shows the performance measures, the weight of each performance measure and target performance goals assigned to each named executive officer, actual performance achieved for FY 2014 and the percentage of target performance achieved for FY 2014:

Named Executive Officer	Weight	Performance Measure	FY 2014 Target Performance Goal	FY 2014 Achieved Performance	% of Target Performance Achieved
Messrs. Dingus and Perry	85%	Diluted earnings per share (“EPS”)	$2.62	$2.32	89%
	15%	FY 2014 Revenues	% increase in FY 2014 revenues from FY 2013 revenues is equal to at least 2 times the percentage by which the U.S. nominal gross domestic product has increased over FY 2014[1]		125%

Mr. Kolady	15%	Diluted EPS	$2.62	$2.32	89%
		Electrical and Industrial Product Services Segment:
	10%	Revenue	$273,957,600	$416,105,765	152%
	50%	Operating Income[2]	$42,196,200	$45,865,483	109%
	12.5%	Return on Assets[3]	11%	8%	73%
	12.5%	A/R Days Outstanding[4]	53	65	82%

Mr. Pendley	15%	Diluted EPS	$2.62	$2.32	89%
		Galvanizing Services Segment:
	10%	Revenue	$363,093,000	$335,617,633	92%
	50%	Operating Income	$104,077,000	$91,983,210	88%
	12.5%	Return on Assets	28%	24%	86%
	12.5%	A/R Days Outstanding	47	48	98%

Messrs. Butler and Steines	85%	Diluted EPS	$2.62	2.32	89%
	15%	Working Capital Days Outstanding[5]	25	20	125%

Mr. Emery	85%	Diluted EPS	$2.62	2.32	89%

	15%	Successful IT/IS integration of acquisitions			100%
_________
1The increase in gross domestic product is determined based on data prepared by the Manufacturers Alliance for Productivity and Innovation (“MAPI”). By means of example only, if the MAPI determined that nominal gross domestic product for the United States of America had increased 2% over such twelve-month period, Mr. Dingus’ quantitative goal would be for the Company’s total revenue to have increased at least 4% during fiscal 2014.

2Segment operating income consists of net sales less cost of sales, specifically identifiable selling, general and administrative expenses and other income and expense items that are specifically identifiable to a segment.

3Segment Return on Assets is defined as the Segment operating income divided by the sum of the Segment total identifiable assets minus the Segment current liabilities. The formula is operating income/(total assets-current liabilities).

4Segment account receivable days outstanding is defined as annual sales divided by the average monthly receivables for the fiscal year divided by 365 days.

5Working capital days outstanding is defined as annual sales divided by the average monthly receivables for the fiscal year divided by 365 days (less annual payable distributions divided by the average monthly outstanding accounts payable for the fiscal year divided by 365).

Upon completion of the fiscal year, the compensation committee assesses the actual performance of the Company against each performance objective to determine the percentage of target performance achieved. Actual performance was based upon our audited financial statements. Based on the percentage of target performance achieved, the Committee determined the percentage of target award opportunity earned by each named executive officer. The amounts paid to the named executive officers based on these determinations are disclosed in the Summary Compensation Table on page 39 in the column titled “Non-Equity Incentive Plan Compensation.” As described above, Mr. Ferguson’s employment agreement stipulated a cash bonus of $215,000 for fiscal 2014, which was not subject to the achievement of any qualitative or quantitative objectives.

The Committee has determined that, based upon the actual fiscal year results for fiscal 2014, Messrs. Dingus and Perry both met a level of 125% for their performance objectives regarding fiscal 2014 revenues. In addition, the Committee determined that Mr. Butler and Mr. Steines each met levels of 100% for their performance objective regarding working capital days outstanding. Each of Messrs. Butler and Steines received a pro-rated portion of the cash incentive payment attributable to the satisfaction of their performance objective regarding working capital days outstanding and the satisfaction of their performance objective regarding earnings per share determined on a pro-rated basis, based in each case on the portion of fiscal 2014 during which such individual served as an officer of AZZ. Mr. Emery met levels of 100% for his quantitative goals.

Awards made to named executive officers under the Senior Management Bonus Plan for performance in fiscal 2014 are reflected in column (g) of the Summary Compensation Table of this proxy statement.

Long-Term Incentive Compensation

The purpose of our long-term incentive compensation program is to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives;

•	maintain competitive levels of total compensation; and.

•
facilitate compliance with the policy of the board of directors, as described above under the heading “Stock Ownership Guidelines,” encouraging AZZ’s executive officers to hold shares of AZZ’s common stock.

The compensation packages of our executive officers include long-term compensation in the form of SARs and restricted stock units, which, during fiscal year 2014, were granted under the 2005 Plan. Each of the SARs has a grant price equal to the closing price of one share of AZZ common stock on the NYSE on the day of grant. The SARs granted may be exercised for the period of time from their respective vesting dates until the seventh anniversary of the grant date. On each of the first three anniversaries of the grant date, one-third (1/3) of the SARs granted shall vest. The exercise price is equal to the closing price of one share of AZZ common stock on the NYSE on the day of exercise. SARs are settled in shares of AZZ common stock of an amount equal to the excess of (i) the exercise price over (ii) the grant price. The restricted stock units vest on the third anniversary of the grant date and are settled in shares of AZZ common stock. On March 1, 2013, the compensation committee awarded 71,622 SARs to certain directors, officers and employees of the Company under the 2005 Plan and awarded 31,458 restricted stock units to certain officers and employees of the Company under the 2005 Plan.
On November 4, 2013, the Company awarded 40,000 SARs and 15,000 restricted stock units to Mr. Ferguson under the terms of his employment agreement with the Company. On each of the first four anniversaries of the grant date, one-fourth (1/4) of the SARs granted shall vest. These restricted stock units vest on the third anniversary of the grant date and are settled in shares of AZZ common stock. On November 18. 2013, the Company awarded 759 SARs and 335 restricted stock units to Mr. Steines, which SARs vest ratably over the period of three years from the date of grant and which restricted stock units vest on the third anniversary of the grant date. In determining the amount of SARs and restricted stock units to be granted to Messrs. Ferguson and Steines, the compensation committee considered, among other things, the equity awards granted to similarly situated employees of the Company for fiscal 2014, the advantages of immediately providing new-hired officers with compensation with value fixed to the share price of the Company (and thereby immediately aligning the interests of such officers with the Company’s shareholders) and the benefit of awarding such compensation as an inducement for such individuals to join AZZ’s management team.
SARs and restricted stock units award levels are determined based on market data, vary among participants based on their positions within the Company, and are granted on the first day of each fiscal year. To determine the size of SARs and restricted stock unit grants, the compensation committee first establishes a target value to be delivered to the named executive officers through long-term equity awards. In setting target value, the compensation committee considered various factors, including the following:

•	the practice of granting ongoing equity awards only once every year;

•	the emphasis placed on equity in the mix of total compensation;

•	the officer’s experience and performance;

•	the scope, responsibility and business impact of the officer’s position; and

•	the perceived retention value of the total compensation package in light of the competitive labor market.

•	alignment with AZZ's compensation philosophy and objectives;

•	cost and dilution impact;

•	grant practices of our peer group; and

•	input and advice from our compensation consultant.

No particular weighting was assigned to the factors described above in the determination of the mix for fiscal 2014.

Once the target value has been established, the compensation committee determined the value of an SAR grant based on the Black-Scholes option pricing model and determined the value of a restricted stock unit grant based on the closing share price of Company common stock on the date of grant. For fiscal 2014, the compensation committee granted a mix of 50% SARs and 50% restricted stock units to our named executive officers based on the established target value for total long-term incentive equity grants.

The Committee authorized the grant of SARs and restricted stock units in fiscal 2014 based on a subjective evaluation of the factors listed above. In addition, in determining the amount of SARs and restricted stock units to be granted to Mr. Dingus, the compensation committee also considered his ability to focus the entire management team on the successful evaluation and implementation of AZZ’s acquisitions, which was beneficial to AZZ, his ability to motivate management to maintain sales and margins across both operating segments in a challenging economic environment and his contribution to the performance of our stock price over the past years. In determining the amount of SARs and restricted stock units to be granted to Mr. Ferguson, the compensation committee also considered experience serving as an executive officer of a public company, his extensive strategic management experience both domestically and internationally in the industries in which the Company operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace. The number and value of SARs granted to the named executive officers in fiscal 2014 can be found in the table provided below under the caption “Grants of Plan Based Awards” of this proxy statement.

Perquisites and Other Personal Benefits
The Company provides named executive officers with perquisites and other employee benefits that the Company and the compensation committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Items that may be included as perquisites are 401(k) matching contributions, profit sharing contributions, and health, life, and long term disability insurance benefits, which are generally available to all employees.
Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended February 28, 2014, are included in column (i) of the “Summary Compensation Table” of this proxy statement.

Severance Benefits

The Company has entered into employment agreements with three of our current key executives, Messrs. Ferguson, Perry and Fehlman. Additionally, the Company has entered into Change of Control Severance Agreements with certain key employees, including the current named executive officers. The employment agreements with Messrs. Ferguson, Perry and Fehlman, and the Change of Control Severance Agreements with the current named executive officers are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements for the named executive officers is provided under the heading “Potential Payment Upon Termination or Change of Control” of this proxy statement. The employment agreement and Change of Control Severance Agreement by and between Mr. Dingus and the Company each terminated effective upon his death in October of 2013, and the Change of Control Severance Agreement by and between Mr. Butler and the Company terminated effective upon his resignation in November of 2013.
Retirement and Other Benefits
We do not maintain a defined-benefit retirement program. Instead, all Company employees, including named executive officers, are eligible to participate in the AZZ incorporated Employee Benefit Plan and Trust (the “Benefit Plan”).
The Benefit Plan is a tax-qualified savings plan pursuant to which all Company employees, including the named executive officers, can contribute a portion of their annual salary on a pre-tax basis up to certain limits prescribed by the Internal Revenue Service. The Company will match 100% of the first 1%, and 50% of contributions between 2% and 6%, of eligible pay that the employee contributes. Company matching contributions are fully vested after two years of service. Employees may select from among several mutual funds when investing their 401(k) account funds.
In addition to the 401(k) matching contributions under the Benefit Plan, the Company may make a profit sharing contribution that all Company employees, including named executive officers, who have satisfied a one year eligibility waiting period are eligible to receive. In the event a contribution is made, each Company employee will receive a portion of the contribution as determined by the following formula:
Participant Eligible Compensation(1)
X Profit Sharing Contribution
Eligible Compensation All Participants
(1) The participants’ eligible compensation is limited to a maximum of $255,000 under IRS regulations.
This amount is allocated to the participant’s 401(k) account under the Benefit Plan and is invested in one or more mutual funds as determined by the participant.
Company profit sharing contributions vest over the first five years of an employee's service with the Company, and are fully vested for employees with five or more years of service.
Employee Stock Purchase Plan.
AZZ has adopted the AZZ incorporated Employee Stock Purchase Plan, which allows employees of the Company, including named executive officers, to periodically purchase shares of the Company’s common stock at a discount using funds deducted from the participating employees’ payroll.
Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
Compensation-Related Risk Management

The Committee, and the board of directors, believes the Company’s compensation policies and practices for its named executive officers, and those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could have a material adverse effect on the Company. The Committee believes that, as discussed at length above, the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to provides incentives to achieve both short-term and long-term business objectives. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the compensation committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.

Stock Ownership Guidelines

Effective March 1, 2009, the board of directors adopted a policy encouraging AZZ’s executive officers to hold shares of AZZ’s common stock. The policy includes thresholds based on both market value of the shares as a multiple of base salary and on the number of shares held. These thresholds vary by office held: AZZ’s Chief Executive Officer and President is encouraged to hold shares with a value equal to or greater than the amount equal to 400% of the officer’s base salary, up to a maximum of 100,000 shares; AZZ’s Chief Financial Officer and Chief Operating Officer are each encouraged to hold shares with a value equal to or greater than the amount equal to 300% of the officer’s base salary, up to a maximum of 30,000 shares; and AZZ’s Vice Presidents are each encouraged to hold shares with a value equal to or greater than the amount equal to 100% of the officer’s base salary, up to a maximum of 7,500 shares. All shares held by an executive officer are considered in the determination of compliance with this policy, including shares held under the Benefit Plan or AZZ’s Employee Stock Purchase Plan and shares represented by vested restricted stock units.

Individuals who have become executive officers of AZZ since March 1, 2009, or who subsequently become executive officers, are encouraged to comply with the policy by the later of the date three years from the date the individual first becomes an executive officer as a result of promotion or the date five years from the date the individual was hired by AZZ. In the event an individual becomes subject to a new threshold due to a promotion (e.g., if a current Vice President is subsequently promoted to Chief Financial Officer), the individual is encouraged to comply with the new threshold by the later of the date three years from the date of such promotion or the date five years from the date the individual was hired by AZZ. All of the named executive officers are currently in compliance with this policy.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the compensation committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014 filed with the SEC on April 28, 2014.
THE COMPENSATION COMMITTEE
Kevern R. Joyce, Chairman
Dr. H. Kirk Downey
Daniel E. Berce
Peter A. Hegedus

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the named executive officers for the fiscal year ended February 28, 2014 and the two prior fiscal years. The Company is currently party to employment agreements with three of the current named executive officers, Messrs. Ferguson, Perry and Fehlman, and was party to an employment agreement with Mr. Dingus that terminated upon his death in October 2013. When setting total compensation for each of the named executive officers, the compensation committee reviews the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards/ RSUs ($) (e)(1)	Option /SARs Awards ($) (f) (2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i) (4)	Total ($) (j)

David H. Dingus(5)	2014	$478,077	—	$492,927	$303,425	$338,976	—	$34,976	$1,648,381
President & Chief	2013	$550,000	—	$431,205	$351,027	$715,000	—	$37,378	$2,084,610
Executive Officer	2012	$530,000	—	$240,867	$494,088	$487,488	—	$39,640	$1,792,083

Thomas E. Ferguson(6)	2014	$214,205	—	$678,900	$518,486	$215,000	—	$18,546	$1,645,137
President & Chief	2013	$—	—	$—	$—	$—	—	$—	$—
Executive Officer	2012	$—	—	$—	$—	$—	—	$—	$—

Dana L. Perry(7)	2014	$340,000	—	$150,641	$92,715	$180,081	—	$40,116	$803,553
Senior Vice President	2013	$305,000	—	$137,437	$111,891	$274,500	—	$40,717	$869,545
& Chief Financial Officer	2012	$297,000	—	$77,098	$158,105	$189,115	—	$34,344	$755,662

Paul W. Fehlman(8)	2014	$6,771	—	$—	$—	$—	—	$41	$6,812
Senior Vice President	2013	$—	—	$—	$—	$—	—	$—	$—
& Chief Financial Officer (in transition)	2012	$—	—	$—	$—	$—	—	$—	$—

Ashok Kolady	2014	$305,000	—	$115,033	$70,802	$190,312	—	$38,576	$719,723
Senior Vice President,	2013	$237,500	—	$68,479	$83,965	$149,393	—	$38,261	$577,598
Electrical and Industrial Products and Services	2012	$192,500	—	$20,905	$42,825	$95,009	—	$29,995	$381,237

Tim E. Pendley	2014	$330,000	—	$115,033	$70,802	$143,567	—	$39,795	$699,197
Senior Vice President,	2013	$289,375	—	$102,423	$83,378	$204,789	—	$39,706	$719,671
Galvanizing Services	2012	$275,000	—	$57,823	$118,591	$147,634	—	$32,722	$631,770

Richard Butler(9)	2014	$227,565	—	$49,306	$30,343	$106,218	—	$11,733	$425,166
Vice President and	2013	$200,000	—	$37,735	$30,727	$140,000	—	$38,990	$447,452
Corporate Controller	2012	$192,500	—	$20,905	$42,825	$97,357	—	$31,312	$384,899

Robert J. Steines	2014	$64,167	—	$15,554	$10,147	$26,829	—	$834	$117,521
Vice President and	2013	$—	—	$—	$—	$—	—	$—	$—
Chief Accounting Officer	2012	$—	—	$—	$—	$—	—	$—	$—

Matt Emery	2014	$220,000	—	$49,306	$30,343	$95,337	—	$80,003	$474,989
Vice President of	2013	$30,833	—	$—	$—	$23,742	—	$—	$54,575
Information Technology	2012	$—	—	$—	$—	$—	—	$—	$—
_________

(1)
The amounts in this column for the fiscal year ended February 28, 2014 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock unit awards granted to the named executive under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended February 28, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 28, 2014.

(2)
The amounts in this column reflect the aggregate grant date fair value calculated in accordance with FSAB ASC Topic 718 for SARs awards granted to the named executive under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended February 28, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 28, 2014.

(3)
The amounts in this column reflect the cash awards granted under the Company’s Senior Management Bonus Plan except in the case of Mr. Ferguson, for which the amount in this column reflect the cash bonus award provided in Mr. Ferguson’s employment agreement.

(4)	All other compensation in column (i) consists of the perquisites as described in the following table entitled “Perquisites” on a per executive basis for fiscal 2014.
(5)	Mr. Dingus passed away on October 27, 2013.
(6)	Mr. Ferguson was first employed by the Company effective as of November 4, 2013.
(7)	Mr. Perry announced his retirement on February 24, 2014, effective as of May 31, 2014.
(8)	Mr. Fehlman was first employed by the Company effective as of February 24, 2014. He is employed in a transition capacity pending Mr. Perry’s scheduled retirement.
(9)	Mr. Butler terminated his employment with the Company on November 18, 2013 and this termination was effective as of December 31, 2013.

	Perquisites
	Contribution to 401(k) Plan (1)	Contributions to Profit Sharing Plan (1)	Insurance Benefits (2)	Relocation Expense	Total
David H. Dingus	$3,806	$27,257	$3,913	0	$34,976
Thomas E. Ferguson	$1,896	0	$650	16,000	$18,546
Dana L. Perry	$8,805	$27,257	$4,054	0	$40,116
Paul W. Fehlman	0	0	$41		$41
Ashok Kolady	$9,058	$27,257	$2,261	0	$38,576
Tim E. Pendley	$9,201	$27,257	$3,337	0	$39,795
Richard Butler	$8,508	0	$3,225	0	$11,733
Robert J. Steines	$642	0	$192		$834
Matt Emery	$4,508	$27,257	$1,067	$47,171	$80,003
_________

(1)
Matching 401(k) contributions and profit sharing allocated by the Company to each of the named executive officers pursuant to the AZZ incorporated Employee Benefit Plan and Trust (which is more fully described on page 36 under the heading “Retirement and Other Benefits”). The number shown reflects contributions during fiscal 2014.

(2)	The value attributable to group health and life insurance benefits provided to all employees, including the named executive officers.

GRANTS OF PLAN BASED AWARDS

The following table provides information about cash incentive awards and equity awards made during fiscal 2014 to each of the named executive officers under our Senior Management Bonus Plan and the 2005 Plan, respectively.

								All Other Stock/RSU Awards:	All Other Option/SARs Awards:		Grant Date Fair Value
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying Options/	Exercise or Base Price of Option/ SARs	of Stock/RSU and Option/ SARs
Name	Grant Date		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (2)	SARs (#) (3)	Awards ($/sh)	Awards ($) (4)
David H. Dingus	03/01/13	10,560	528,000	1,056,000	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	10,867	—	—	492,927
	03/01/13	—	—	—	—	—	—	—	21,449	$45.36	303,425

Thomas E. Ferguson(5)	11/04/13	—	—	—	—	—	—	—	—	—	—
	11/04/13	—	—	—	—	—	—	15,000	—	—	678,900
	11/04/13	—	—	—	—	—	—	—	40,000	$45.46	518,486

Dana L. Perry	03/01/13	3,740	187,000	374,000	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	3,321	—	—	150,641
	03/01/13	—	—	—	—	—	—	—	6,554	$45.36	92,715

Paul W. Fehlman(6)	03/01/13	—	—	—	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	—	—	—	—

Ashok Kolady	03/01/13	3,355	167,750	335,500	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	2,536	—	—	115,033
	03/01/13	—	—	—	—	—	—	—	5,005	$45.36	70,802

Tim E. Pendley	03/01/13	3,630	181,500	363,000	—	—	—	—	—	—	—
	03/01/32	—	—	—	—	—	—	2,536	—	—	115,033
	03/01/13	—	—	—	—	—	—	—	5,005	$45.36	70,802

Richard Butler	03/01/13	2,250	112,500	225,000	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	1,087	—	—	49,306
	03/01/13	—	—	—	—	—	—	—	2,145	$45.36	30,343

Robert J. Steines	11/18/13	660	33,000	66,000	—	—	—	—	—	—	—
	11/18/13	—	—	—	—	—	—	335	—	—	15,544
	11/18/13	—	—	—	—	—	—	—	759	$46.93	10,147

Matt Emery	03/01/13	1,980	99,000	198,000	—	—	—	—	—	—	—
	03/01/13	—	—	—	—	—	—	2,145	—	—	49,306
	03/01/13	—	—	—	—	—	—	—	1,087	$45.36	30,343

_________

(1)	Possible payouts to the named executive under the Company’s Senior Management Bonus Plan.
(2)	Number of restricted stock units granted to the named executive under the 2005 Plan.
(3)	Number of SARs granted to the named executive under the 2005 Plan.
(4)
The amounts in this column for the fiscal year ended February 28, 2014 reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock unit and SARs awards granted to the named executive under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended February 28, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 28, 2014.

(5)
Under the terms of his employment agreement, Mr. Ferguson received a fixed cash bonus of $215,000 for his services during fiscal 2014 in lieu of any payment under the Company’s Senior Management Bonus Plan for such fiscal year.

(6)
Mr. Fehlman did not receive any payment under the Company’s Senior Management Bonus Plan for fiscal 2014, and the SARs and restricted stock units described in Mr. Fehlman’s employment agreement were awarded to him on March 1, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options, SARs and restricted stock units by each of the named executive officers as of February 28, 2014. Each option grant, restricted stock unit and stock appreciation right is shown separately for each named executive officer.

	Option/SARs Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)(4)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (1)(4)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date		Number of Shares or Units of Stock That Have Not Vested (2)(5)		Market Value of Shares or Units of Stock That Have Not Vested (2)(3)(5)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

David H. Dingus	21,290	—	—	20.91	10/27/14		—	—	—	—	—	—
	26,641	—	—	25.67	10/27/14		—	—	—	—	—	—
	21,449	—	—	45.36	10/27/14		—	—	—	—	—	—

Thomas E. Ferguson	—	40,000	—	45.46	11/04/20		—	—	—	—	—	—
	—	—	—	—	—		15,000	15,000	665,550	665,550	—	—

Dana L. Perry	31,880	—	—	9.06	03/01/16		—	—	—	—	—	—
	29,372	—	—	15.84	03/01/17		—	—	—	—	—	—
	13,625	6,813	—	20.91	03/01/18		—	—	—	—	—	—
	4,246	8,492	—	25.67	03/01/19		—	—	—	—	—	—
	—	6,554	—	45.36	03/01/20		—	—	—	—	—	—
	—	—	—	—		—	3,688	3,688	163,637	163,637	—	—
	—	—	—	—		—	5,354	5,354	237,557	237,557	—	—
	—	—	—	—		—	3,321	3,321	147,352	147,352	—	—

Paul W. Fehlman(6)	—	—	—	—		—	—	—	—	—	—	—

Ashok Kolady	2,652	—	—	15.84	03/01/17		—	—	—	—	—	—
	3,690	1,846	—	20.91	03/01/18		—	—	—	—	—	—
	1,166	2,332	—	25.67	03/01/19		—	—	—	—	—	—
	654	1,309	—	31.76	09/01/19		—	—	—	—	—	—
	—	5,005	—	45.36	03/01/20		—	—	—	—	—	—
	—	—	—	—	—		1,000	1,000	44,370	44,370	—	—
	—	—	—	—	—		1,470	1,470	65,224	65,224	—	—
	—	—	—	—	—		968	968	42,950	42,950	—	—
	—	—	—	—	—		2,536	2,536	112,522	112,522	—	—

Tim E. Pendley	—	5,110	—	20.91	3/1/2018		—	—	—	—	—	—
	—	6,328	—	25.67	3/1/2019		—	—	—	—	—	—
	—	5,005	—	45.36	3/1/2020		—	—	—	—	—	—
	—	—	—	—	—		2,766	2,766	122,727	122,727	—	—
		—	—	—	—		3,990	3,990	177,036	177,036	—	—
		—	—	—	—		2,536	2,536	112,522	112,522	—	—

Richard Butler(7)	—	—	—	—	—		—	—	—	—	—	—

Robert J. Steines	—	759	—	46.93	03/01/20		—	—	—	—	—	—
	—	—	—	—	—		335	335	14,864	14,864	—	—

Matt Emery	—	2,145	—	45.36	03/01/20		—	—	—	—	—	—
	—	—	—	—	—		1,087	1,087	48,230	48,230	—	—

__________

(1)	Amounts in this column represent equity settled SARs awards.
(2)	Amounts in this column represent restricted stock unit awards.
(3)	The market value of restricted stock unit awards is based on the closing market price of AZZ common stock on February 28, 2014, the last trading day of fiscal 2014, which was $44.37.
(4)	The SARs listed vest on each of the first three anniversaries of the grant date of the stock appreciation right.
(5)	The restricted stock unit awards listed vest upon the expiration date of the restricted stock unit.
(6)
Mr. Fehlman did not hold any SARs or restricted stock units as of February 28, 2014. The SARs and restricted stock units described in Mr. Fehlman’s employment agreement were awarded to him on March 1, 2014.

(7)	All unvested SARs and restricted stock unit awards held by Mr. Butler vested immediately upon his resignation, and Mr. Butler’s rights to exercise all SARs expired prior to February 28, 2014.

OPTION EXERCISES AND STOCK VESTED
The following table provides information for each of the named executive officers on the aggregate stock option exercises during fiscal 2014, including the number of shares acquired on exercise and the value realized. None of Messrs. Ferguson, Fehlman, Steines or Emery exercised any stock options or SARs, or acquired any shares of our common stock upon the vesting of any restricted stock unit, during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David H. Dingus Dana L. Perry Ashok Kolady Tim E. Pendley Richard Butler	32,493(2) 25,205(1) 3,654(2) 855(2) 2,742(2) 7,171(1) 4,350(2) 4,273(1)	$1,529,954 $650,349 $165,745 $38,783 $124,377 $205,986 $201,122 $112,553	- - - - - - - -	- - - - - - - -
__________

(1)	Awards exercised were SARs.
(2)	Awards exercised were restricted stock units.
(3)
The value realized on exercise of the SAR’s is based on the difference between the closing market price of AZZ common stock on the date of exercise and the exercise price of the SARs being exercised on such date. The value realized on exercise of the restricted stock units is based on the closing market price of AZZ common stock on the date of exercise.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Payments Made Upon Resignation, Termination, Death or Disability

Payments Made to Estate of Mr. Dingus upon Death

As described above, Mr. Dingus’s employment with the Company was terminated upon his death on October 27, 2013. Under the terms of Mr. Dingus’s employment agreement, the Company paid approximately $558,976 to his estate. This payment included Mr. Dingus’s cash award under the Senior Management Bonus Plan, pro-rated as of September 30, 2013, in the amount of $338,976. In addition, all previously unvested SARs and restricted stock units immediately vested upon Mr. Dingus’s death. Based on the closing price of AZZ’s common stock of $44.35 on October 25, 2013, the last trading day before Mr. Dingus’s death, the SARs and restricted stock units that vested upon Mr. Dingus’s death had a total value of $2,734,760.

Payments Made to Mr. Butler upon Resignation

As described above on November 18, 2013, Mr. Butler resigned from his position as Vice President and Controller of the Company effective as of December 31, 2013. Under the terms of Mr. Butler’s resignation, the Company paid Mr. Butler approximately $179,135 as a severance payment, $72,916 of which consisted of the base salary Mr. Butler would have received had he remained employed by the Company from the date of his resignation through the end of fiscal 2014, which amount was paid through regular payments in accordance with the Company’s payroll policy through December 31, 2014 and through a monthly lump sum payment for each of January and February of 2014, and $106,218 of which consisted of Mr. Butler’s cash award under the Senior Management Bonus Plan, pro-rated as of the date of his resignation. In addition, under the terms of his resignation all previously unvested SARs and restricted stock units immediately vested on November 18, 2013. Based on the closing price of AZZ’s common stock of $46.43 on November 18, 2013, the SARs and restricted stock units that vested upon Mr. Butler’s resignation had a total value of $262,917.

Ferguson Employment Agreement and Senior Management Bonus Plan.

Employment Agreement. If, prior to a change of control, his employment is terminated due to disability or death or for Cause, Mr. Ferguson, or his estate, shall be entitled to receive in a lump sum (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time and (iii) reimbursement for business expenses incurred prior to the date of termination. If the Company terminates Mr. Ferguson’s employment without Cause, he is entitled to receive (i) the amounts described in the immediately preceding sentence, payable in a lump sum payment, (ii) a cash amount equal to his base salary from the date of his termination to the end of the term of his employment agreement (but in no event less than his base pay for a 24 month period), payable in accordance with the Company standard payroll procedures (the “Severance Payment”) and (iii) a portion of the cash award he would have received under the Company’s Senior Management Bonus Plan, pro-rated as of the date of such termination and calculated as if Mr. Ferguson were employed by the Company as of the last day of the relevant fiscal year, all qualitative goals have been achieved and all quantitative goals have been satisfied in the amounts determined by the board of directors. In addition, if the Company does not renew the term of Mr. Ferguson’s employment agreement on the third anniversary thereof, Mr. Ferguson shall be entitled to receive (i) the amounts described in the first sentence of this paragraph, payable in a lump sum payment, and (ii) a cash amount equal to 12 months of his base salary, as in effect on November 4, 2016, payable in accordance with the Company standard payroll procedures. Mr. Ferguson also received restricted stock units and SARs under the terms of his employment agreement. Under their terms, these restricted stock units and SARs vest and become exercisable when Mr. Ferguson’ employment terminates, except in the event the Company terminates his employment for Cause or Mr. Ferguson terminates his employment for Good Reason, in which case such equity awards shall be forfeited.

In Mr. Ferguson’s employment agreement, “Cause” is defined as (i) his commission or conviction of, or the entering of a guilty plea or plea of no contest by him with respect to, a felony, the equivalent thereof, any other crime with respect to which imprisonment is a possible punishment, or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft, or sexual harassment; (ii) excessive absenteeism by Mr. Ferguson not related to death or disability or otherwise permissible by applicable law or the Company’s policies for sick leave, permitted vacations, or paid time off; (iii) Mr. Ferguson’s engaging in any activity (including, without limitation, alcohol or drug abuse or other self-induced affliction, or making disparaging remarks about the Company or any of its affiliates or any of their respective officers, employees, managers, directors, members or shareholders) that injures (monetarily or otherwise), in a material respect, the reputation, business or a business relationship of the Company or any of its affiliates; (iv) Mr. Ferguson’s gross negligence or material malfeasance (including, without limitation, commission of any intentional act of fraud, misappropriation or theft against the Company or its affiliates or his intentional misrepresentation of any material financial or operating results of the Company or any of its affiliates); (v) Mr. Ferguson’s significant violation of any statutory or common law duty of loyalty to the Company or any of its affiliates; (vi) Mr. Ferguson’s material breach of any provision of his employment agreement or of a material written policy or code of conduct of the Company; or (vii) Mr. Ferguson’s refusal or failure to carry out the legitimate directives or instructions of the board of directors (or such other person to whom he reports as may be designated from time to time by the board) that are consistent with the scope and nature of his duties and responsibilities set forth herein; provided that in the case of clause (ii), (vi) or (vii) above, only if such breach, refusal or failure has not been cured within fifteen (15) days after Mr. Ferguson’s receipt of written notice from the Company describing such breach or failure in reasonable detail; provided, further, that Executive shall be entitled to no more than one opportunity to cure such matters for any reason.

In Mr. Ferguson’s employment agreement, “Good Reason” is defined as (i) the relocation by the Company of Mr. Ferguson’s principal place of employment of more than fifty (50) miles from the location of his principal place of employment as of the date hereof, which relocation is not rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice describing such relocation; (ii) a reduction by the Company in Mr. Ferguson’s base salary, unless such reduction is rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice referring to this provision and describing such reduction; (iii) a material diminution of Mr. Ferguson’s responsibilities or duties, which diminution is not rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice describing such diminution; (iv) any other material breach by the Company of any material provision of Mr. Ferguson’s employment agreement, which material breach is not corrected within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of a notice referring to this provision and describing such material breach; or (v) a material breach by the Company of any equity award agreement (whether with respect to stock appreciation rights, restricted stock units or otherwise) by and between the Company and Mr. Ferguson then in effect or the terms of ay equity plan incorporated therein, which material breach is not corrected within forty-five (45) days after the date of receipt by the board of directors from Mr. Ferguson of a notice describing such material breach.

Mr. Ferguson’s employment agreement contains provisions requiring him not to disclose any Confidential Information, as defined therein, except to further the business of the Company or with the Company’s consent. Mr. Ferguson is also prohibited from using the Confidential Information for any purpose other than the pursuit of the business of the Company. These obligations of confidentiality and non-use remain in effect during Mr. Ferguson’s employment and indefinitely thereafter.

Mr. Ferguson’s employment agreement also requires him not to solicit for employment any person who is an employee of the Company or its affiliates. This non-solicitation provision remains in effect during the course of Mr. Ferguson’s employment with the Company and for a period of 12 months after termination of such employment at any time and for any reason. Mr. Ferguson is prohibited, during the term of his employment with the Company and for a period of twelve months after his employment terminates, from directly or indirectly soliciting any person, who at the time of his termination was a client, customer, vendor, consultant, or agent of the Company to cease doing business in whole or in part with the Company. During the term of his employment with the Company and for a period of 12 months after termination of such employment, Mr. Ferguson is also prohibited from acquiring any equity securities of the Company (other than through the grant of equity awards by the Company or his participation in the AZZ incorporated Employee Stock Purchase Plan) or attempting to engage in any proxy solicitation with respect to the Company’s equity securities.

Senior Management Bonus Plan. A discussion of the Senior Management Bonus Plan can be found on page 31, under the section titled, "Performance-Based Incentive Compensation".

Fehlman Employment Agreement and Senior Management Bonus Plan.

Mr. Fehlman’s Employment Agreement and Senior Management Bonus Plan contain provisions identical to those described above with respect to Mr. Ferguson’s Employment Agreement and the Senior Management Bonus Plan, except that Mr. Fehlman’s Severance Payment is calculated based on a minimum period of twelve months rather than twenty four months.

Perry Employment Agreement and Senior Management Bonus Plan.

Employment Agreement. If, prior to a change of control, his employment is terminated due to disability or death or for Cause, Mr. Perry, or his estate, shall be entitled to receive in a lump sum (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time and (iii) reimbursement for business expenses incurred prior to the date of termination. He, or his estate, shall also receive a bonus prorated to the last completed full month of service prior to termination. If the Company terminates Mr. Perry employment without Cause (as defined therein), he is entitled to receive (i) a cash amount equal to his base pay from the date of his termination to the end of the term of his employment agreement (but in no event less than his base pay for a 24 month period) plus any amounts to which he is entitled under any compensation plan of the Company and (ii) a bonus prorated to the last completed full month of service prior to termination. Mr. Perry also received stock options and SARs under the terms of his employment agreement. Under their terms, these stock options and SARs vest and become exercisable when Mr. Perry’s employment terminates.

In Mr. Perry’s employment agreement, “Cause” is defined as (1) conviction of a crime involving moral turpitude or providing for imprisonment, (2) commission of any willful malfeasance or gross negligence in the discharge of his duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries or (3) failure to timely correct after written notice, any specific failure in performance of the duties of his position with the Company.

Mr. Perry’s employment agreement contains provisions requiring him not to disclose any Confidential Information, as defined therein, except to further the business of the Company or with the Company’s consent. Mr. Perry is also prohibited from using the Confidential Information for any purpose other than the pursuit of the business of the Company. These obligations of confidentiality and non-use remain in effect during Mr. Perry’s employment and indefinitely thereafter.

Mr. Perry’s employment agreement also requires him not to solicit for employment any person who is an employee of the Company or was employed by the Company at the time of Mr. Perry’s termination of employment. This non-solicitation provision remains in effect during the course of Mr. Perry’s employment with the Company and for a period of 12 months after termination of such employment at any time and for any reason. Mr. Perry is prohibited, for a period of twelve months after his employment terminates, from directly or indirectly soliciting any person, who at the time of his termination was a client, customer, vendor, consultant, or agent of the Company to cease doing business in whole or in part with the Company.

Senior Management Bonus Plan. A discussion of the Senior Management Bonus Plan can be found on page 31, under the section titled, "Performance-Based Incentive Compensation".

Payments made upon a Change In Control

Ferguson Change Of Control Agreement. If, during the period of time beginning on the date a definitive agreement regarding a change in control is executed and ending on the date one year following a change in control, Mr. Ferguson’s employment is terminated for any reason other than by the Company for Cause or by Mr. Ferguson without Good Reason (in each case as defined in his employment agreement), the Company would be required to pay him (i) his full base salary through his date of termination and (ii) a payment equal to 299% of his base salary (without giving effect to any reduction in base salary serving as grounds for termination for Good Reason) (a “Change of Control Severance Payment”), in each case through a lump sum payment to be made promptly following Mr. Ferguson’s execution and delivery of a release and waiver agreement. In addition, upon such a termination of employment following a change in control, all unvested equity awards held by Mr. Ferguson shall immediately vest and become exercisable.

Fehlman Change Of Control Agreement. Mr. Fehlman’s Change of Control Agreement contains provisions identical to those described above for Mr. Ferguson with respect to Mr. Ferguson’s Change of Control Agreement except that Mr. Fehlman’s Change of Control Severance Payment is calculated as 200% of his base salary.

Perry Change Of Control Agreement. If Mr. Perry remains in the service of the Company for a period of one year following a change in control of the Company, (i) he shall be entitled to a payment equal to 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Code and (ii) all options and SARs shall fully vest and become immediately exercisable.

If, while a potential change in control is pending or before one year following a change in control, Mr. Perry’s employment is terminated for any reason other than by the Company for Cause or by Mr. Perry without Good Reason, he would be entitled to the payment, vesting and exercise rights described in the preceding sentence and, in addition, the Company would be required to pay him his full base salary through his date of termination, plus any amounts to which he is entitled under any compensation agreement at the time such payments are due. If Mr. Perry’s employment is terminated before one year following a change in control of the Company (i) by Mr. Perry for any reason whatsoever other than as a result of his death, total disability or for Good Reason or (ii) by the Company for Cause, the Company shall pay him his full base salary through the date of termination plus any amounts to which he is entitled under any compensation plan of the Company at the time such payments are made, but he will not be entitled to the payment of 2.99 times his “base amount” as described in the immediately preceding paragraph.

The Company is required to reimburse Mr. Perry all legal fees and expenses he might incur in seeking to obtain or enforce any right or benefit provided by his Change of Control Agreement.
“Cause” as used in the Change of Control Agreement has the same meaning as “Cause” contained in the “Perry Employment Agreement” as described above.

“Good Reason” as used in the Change of Control Agreement, includes:

(A) A substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control;

(B) A reduction in his annual base salary in effect on the date of the change in control;

(C) The relocation of the Company’s principal executive offices or the Company’s requiring Mr. Perry to be based anywhere other than a site less than thirty (30) miles from the site where he is now principally based;

(D) The failure by the Company, without his consent, to pay any portion of his current compensation;

(E) The failure by the Company to continue or replace any compensation plan material to his total compensation, or the failure to continue his participation therein on a basis not materially less favorable, as existed at the time of the change in control;

(F) The failure of the Company to continue to provide Mr. Perry with benefits substantially similar to those enjoyed by him under deferred compensation plans, life insurance, medical, health and accident, disability or vacation plans or policies in which he was participating at the time of the change in control;

(G) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Change of Control Agreement; or

(H) Any purported termination of his employment by the Company other than because of total disability, death or for Cause.

The Company has an opportunity to correct the matters specified in clauses (A), (B), (E), (F), (G) or (H) of the immediately preceding sentence before they constitute Good Reason.

Executive Change-In-Control Severance Agreements. The Executive Change-in-Control Severance Agreements with Messrs. Pendley, Kolady and Steines provide:

•
If the executive’s employment is terminated within one year following a change in control by the Company for Cause or by the executive for other than Good Reason, the Company must pay him his full base salary through the date of termination plus all other amounts to which he is entitled under any compensation or benefit plan of the Company at the time such payments are due, and the Company shall have no further obligation to him under the Change in Control Agreement.

•
If the executive’s employment is terminated before one year following a change in control by the Company other than for Cause or disability, or by the executive for Good Reason, he shall be entitled to a lump sum payment of his base salary through the date of termination plus any other amounts to which he is entitled under any compensation plan of the Company at the time such payments are due; a lump sum severance payment in an amount equal to two times his base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and the vesting and immediate exercisability of all stock options and SARs; and reimbursement for all legal fees and expenses incurred in seeking to enforce the Executive Change-in-Control Severance Agreement.

•	“Cause” as used in the Executive Change-in-Control Severance Agreements has the same meaning as contained in the “Perry Employment Agreement.”

•	“Good Reason” as used in such Executive Change-in-Control Severance Agreements includes, with respect to each executive,

(A) a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control;

(B) a reduction in his annual base salary in effect on the date of the change in control;

(C) the relocation of the Company’s principal executive offices or the Company's requiring the executive to be based anywhere other than a site less than thirty (30) miles from the site where he is now principally based;

(D) the failure by the Company, without his consent, to pay to him any portion of his current compensation;

(E) the failure by the Company to continue or replace any compensation plan material to his total compensation or the failure to continue his participation therein on a basis not materially less favorable, as existed at the time of the change in control;

(F) the failure of the Company to continue to provide him with benefits substantially similar to those enjoyed by him under deferred compensation plans, life insurance, medical, health and accident, or disability or vacation plans or policies in which he was participating at the time of the change in control;

(G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Change-in-Control Severance Agreement; or

(H) any purported termination of his employment by the Company other than because of total disability, death or for Cause.

The Company has an opportunity to correct the matters specified in clauses (A), (B), (E), (F), (G), or (H) of the immediately preceding sentence before they constitute Good Reason.

POTENTIAL PAYMENTS

The following table reflects the amount of compensation to each of the current named executive officers in the event of termination of that executive’s employment as the result of voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change of control and disability or death of the executive. The amounts shown assume that such termination was effective as of February 28, 2014, and that each current named executive officer had met requirements under our incentive compensation plans that the executive be employed as of year-end to receive benefits related to the year, and thus include amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from the Company. As of February 28, 2014, each executive had received all of the base salary earned during fiscal 2014, and no portion of the base salary was unpaid at that date.

THOMAS E. FERGUSON
TRIGGERING EVENT

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$1,300,000	(1)	$1,943,500	(2)		$1,943,500	(2)	$1,943,500	(2)

Short-Term Cash Incentive	$215,000	$215,000	$215,000		$215,000		$215,000	$215,000		$215,000		$215,000

SARs(3)	$0		$0		$0			$0		$0

Restricted Stock Units	$665,550		$665,550		$665,550			$665,550		$665,550

(1)
This amount is Mr. Ferguson’s base salary for a period of 24 months. Mr. Ferguson’s Employment Agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the Employment Agreement, but in any case a period of at least 24 months.

(2)	This amount is 2.99 times the base salary of Mr. Ferguson.

(3)	Because the exercise price of the SARs held by the named executive officer is greater than the closing price of our common stock on February 28, 2014, these SARs did not have any value on such date.

DANA L. PERRY
TRIGGERING EVENT

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$1,016,600	(1)	$1,503,510	(2)		$1,503,510	(2)	$1,503,510	(2)

Short-Term Cash Incentive	$180,081	$180,081	$180,081		$180,081		$180,081	$180,081		$180,081		$180,081

SARs(3)	$2,681,591		$2,681,591		$2,681,591			$2,681,591		$2,681,591

Restricted Stock Units	$548,546		$548,546		$548,546			$548,546		$548,546

(1)
This amount is Mr. Perry’s base salary for a period of three years. Mr. Perry’s Employment Agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the Employment Agreement. Because Mr. Perry received no notice from the Company of a termination of the Employment Agreement, Mr. Perry's Employment Agreement term is for the period from March 1, 2012 through March 1, 2015.

(2)	This amount is 2.99 times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Perry for the last five fiscal years.

(3)	This amount is the total value of vested SARs held by the named executive officer as of February 28, 2014.

PAUL W. FEHLMAN
TRIGGERING EVENT

	Termination of Employment Before Change in Control			Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause	Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$325,000	$650,000	(1)		$650,000	(1)	$650,000	(1)

Short-Term Cash Incentive	$0	$0	$0	$0		$0	$0		$0		$0

SARs(2)	$0		$0	$0			$0		$0

Restricted Stock Units	$0		$0	$0			$0		$0

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Fehlman for the last five fiscal years.

(2)	Mr. Fehlman did not hold any SARs or restricted stock units as of February 28, 2014. The equity awards described in his employment agreement were awarded to the Company on March 1, 2014.

ASHOK KOLADY
TRIGGERING EVENT

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$		$683,776	(1)		$683,776	(1)	$683,776	(1)

Short-Term Cash Incentive	$190,312	$190,312		$190,312	$190,312		$190,312	$190,312		$190,312		$190,312

SARs(2)	$296,121			$296,121	$296,121			$296,121		$296,121

Restricted Stock Units	$265,066			$265,066	$265,066			$265,066		$265,066

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Kolady for the last five fiscal years.

(2)	This amount is the total value of vested SARs held by the named executive officer as of February 28, 2014.

TIM E. PENDLEY
TRIGGERING EVENT

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$		$898,091	(1)		$898,091	(1)	$898,091	(1)

Short-Term Cash Incentive	$143,567	$143,567		$143,567	$143,567		$143,567	$143,567		$143,567		$143,567

SARs(2)	$239,178			$239,178	$239,178			$239,178		$239,178

Restricted Stock Units	$412,286			$412,286	$412,286			$412,286		$412,286

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Pendley for the last five fiscal years.

(2)	This amount is the total value of vested SARs held by the named executive officer as of February 28, 2014.

ROBERT J. STEINES
TRIGGERING EVENT

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$		$440,000	(1)		$440,000	(1)	$440,000	(1)

Short-Term Cash Incentive	$26,829	$26,829		$26,829	$26,829		$26,829	$26,829		$26,829		$26,829

SARs(2)	$0			$0	$0			$0		$0

Restricted Stock Units	$14,864			$14,864	$14,864			$14,864		$14,864

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Steines for the last five fiscal years.

(2)	Because the exercise price of the SARs held by the named executive officer is greater than the closing price of our common stock on February 28, 2014, these SARs did not have any value on such date.

MATT EMERY
TRIGGERING EVENT

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability		Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance			$		$535,337	(1)		$535,337	(1)	$535,337	(1)

Short-Term Cash Incentive	$95,337	$95,337		$95,337	$95,337		$95,337	$95,337		$95,337		$95,337

SARs(2)	$0			$0	$0			$0		$0

Restricted Stock Units	$48,230			$48,230	$48,230			$48,230		$48,230

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Emery for the last five fiscal years.

(2)	Because the exercise price of the SARs held by the named executive officer is greater than the closing price of our common stock on February 28, 2014, these SARs did not have any value on such date.

AUDIT COMMITTEE REPORT

The audit committee during fiscal 2014 was composed of Directors Feehan (chairman), Berce, and Joyce. The board has determined that all members of the audit committee are independent as that term is defined in the NYSE’s listing standards and Section 10A(m)(3) of the Exchange Act, and that each member qualifies as an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002.

The audit committee has sole authority for the appointment and replacement of the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the audit committee. The audit committee reviews with the auditors the plan and scope of the annual audit. It reviews with management and the independent auditor the annual audited financial statements and recommends to the board whether they should be included in AZZ’s annual report. It similarly reviews quarterly financial reports and all earnings press releases. The audit committee also has general oversight of AZZ’s accounting, financial reporting and internal audit function. Management is responsible for the preparation, presentation and integrity of AZZ’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO, an independent registered public accounting firm and our independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The audit committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and BDO. The audit committee serves an oversight role, providing advice, counsel and direction to management and BDO on the basis of information it receives, discussions with management and BDO, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee operates under a written charter, which was adopted by the board of directors. A copy of the full text of the charter is available on AZZ’s website at www.azz.com. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	discussed with BDO the independence of BDO and the matters, if any, required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as amended; and

•	received the letter and the written disclosures from BDO required by Rule 3520 of the Public Company Accounting Oversight Board.

Based on the review and discussions referred to in the preceding paragraph, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AZZ’s Annual Report on Form 10-K for its fiscal year ended February 28, 2014.

Audit Committee:

Daniel R. Feehan, Chairman
Daniel E. Berce
Kevern Joyce

Notwithstanding anything to the contrary set forth in any of AZZ’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the compensation committee discussion and analysis and the audit committee report shall not be incorporated by reference into any such filings.

OTHER BUSINESS

We do not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the beneficial owners of our shares as of the record date will vote in accordance with their best judgment.

Relationship with Independent Auditors

Independent Auditor Fees

The following table presents fees incurred for professional services rendered by BDO, our independent auditors for our fiscal year ended February 28, 2014, and our fiscal year ended February 28, 2013. All services listed below were pre-approved by the Audit Committee.

	February 28, 2014	February 28, 2013
Audit Fees (1)	$500,630	$504,954
Audit-Related Fees (2)	$178,500	$677,937
Tax Fees (3)	$162,350	$149,630
All Other Fees	0	0

Total Fees	$841,480	$1,332,521
__________

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, and reviews of our quarterly reports on Form 10-Q.

(2)	Audit related fees relate to certain due diligence services and opening balance proceedings in connection with the Company’s acquisition of Aquilex Specialty Repair and Overhaul LLC in fiscal 2014.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.

One or more representatives of BDO will be present at the Annual Meeting of Shareholders held on July 8, 2014, and will have an opportunity to make a statement and to respond to appropriate questions.

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees listed above were approved in accordance with this policy. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services where the fees for the engagement do not exceed $25,000, provided that the chairman reports any decisions to the committee at its next scheduled meeting.

Shareholder Proposals for 2015 Annual Meeting

To be included in the proxy statement relating to the 2015 Annual Meeting of Shareholders, shareholder proposals must be received by our corporate secretary no later than 5:00 p.m., local time, March 10, 2015.

In order to bring a matter before the 2015 Annual Meeting of Shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our bylaws. Our bylaws require that we receive notice of the matter no earlier than March 10, 2015, and no later than April 9, 2015. You may contact our secretary to find out what specific information regarding the matter must be included with the advance notice.

Proxy Solicitation

We will pay all costs associated with the proxy solicitation, which we expect to be $5,000 or less, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

Voting Securities

Shareholders of record on May 15, 2014, will be entitled to vote at the meeting. As of April 15, 2014, there were 25,577,205 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter. Votes withheld, including broker non-votes, will not be counted as a vote either for or against the matter.

INCORPORATION BY REFERENCE

The financial statements and other information required by Item 13(a)(1)-(5) of Schedule 14A to be provided herein are incorporated by reference to AZZ’s Annual Report on Form 10-K filed with the SEC on April 28, 2014.

Quorum

Shareholders representing a majority of the shares of our common stock outstanding as of May 15, 2014, must be present at the Annual Meeting of Shareholders, in person or by proxy, in order to conduct business at the meeting.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by voting your shares using the Internet or telephone or, if you receive a paper copy of the proxy materials, by completing and returning the enclosed proxy card.

/s/ Dana L. Perry
Dana L. Perry
Corporate Secretary

May 28, 2014

ANNEX A

AZZ incorporated
2014 Long Term Incentive Plan

1.	PURPOSE

This AZZ incorporated 2014 Long Term Incentive Plan (the “Plan”) is intended to aid in attracting and retaining highly qualified personnel and to encourage those employees who materially contribute, by managerial or other innovative means to the success of AZZ incorporated (the “Corporation”) or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation’s or Affiliate’s long-term success.

2.	EFFECTIVE DATE

The Plan was originally adopted effective as of April 3, 2014, contingent upon approval by the shareholders of the Corporation at its 2014 annual meeting of shareholders.

3.	DEFINITIONS

“Affiliate” means any domestic or foreign corporation at least fifty percent (50%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or other Affiliates (collectively, the “Affiliates”), provided, however, that “at least twenty percent (20%)” shall replace “at least fifty percent (50%)” where there is a legitimate business criteria for using such lower percentage.

“Award” has the meaning set forth in Section 6 of the Plan.

“Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board” means the Board of Directors of the Corporation.

“Cause” means any of the following: (i) the commission by the Participant of a felony; (ii) the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.

“Change of Control” means one or more of the following events:

(i)    Any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Corporation (including its Affiliates, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50 percent or more of the combined voting power of the Corporation’s then outstanding Common Stock and any other class or classes of the Corporation’s outstanding securities ordinarily entitled to vote in elections of directors (collectively, “Voting Securities”) (other than through the purchase of Voting Securities from the Corporation); or

(ii)    Shares representing 50 percent or more of the combined voting power of the Corporation’s Voting Securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Corporation or its subsidiaries or affiliates); or

(iii)    As a result of the consummation of any reorganization, tender offer or exchange offer, merger or other business combination, sale of assets, actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person (within the meaning of Section 14d of the Exchange Act) other than the Board, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or of any successor to the Corporation; or

(iv)    Following the effective date of the Plan, the Corporation is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding Voting Securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Corporation; or

(v)    The Corporation transfers more than 50 percent of its assets, or the last of a series of transfers results in the transfer of more than 50 percent of the assets of the Corporation, to another entity with respect to which the Corporation owns, or the shareholders of the Corporation immediately prior to such transfer or series of transfers own, at least 51% of the outstanding equity securities. For purposes of this subsection (v), the determination of what constitutes a transfer and what constitutes over 50 percent of the assets of the Corporation shall be made by the Committee, as constituted immediately prior to the events that would constitute a Change in Control if 50 percent of the Corporation’s assets were transferred in connection with such events, in its sole discretion.

(vi)    During any two consecutive years, individuals who, at the beginning of such period constituted the entire Board, ceased to constitute a majority of the Directors, unless the election of each was approved by at least two-thirds of the Directors still in office who were Directors at the beginning of the period.

“Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

“Committee” means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Disinterested Persons, the Plan shall be administered by a committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term “Committee” shall mean the Compensation Committee or the committee appointed by the Board, as the case may be. Furthermore, the term “Committee” shall include any delegate to the extent authority is delegated pursuant to Section 4 hereunder.

“Common Stock” means the common stock, par value $1.00 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

“Disinterested Person” means a person who is a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also an “outside director” for purposes of Section 162(m) of the Code or any successor section.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means (a) the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the compensation committee using such reasonable method of valuation that complies with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means an Option which is so defined for purposes of Section 422 of the Code or any successor section.

“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted.

“Other Stock-Based Award” has the meaning set forth in Section 12 of the Plan.

“Option Price” has the meaning set forth in subsection 7(b) of the Plan.

“Participant” means an employee who the Committee selects to participate in and receive Awards under the Plan or a member of the Board who the Board selects to participate in and receive Awards under the Plan (collectively, the “Participants”).

“Performance Award” shall mean any right granted under Section 11 of the Plan.

“Performance Goal” means the specific performance objectives as established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of the Award. The Performance Goal may consist of one or more or any combination of the following criteria: return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. The performance goals may be described in terms that are related to the individual Participant, to the Corporation as a whole, or to a subsidiary, division, department, region, function or business unit of the Corporation in which the Participant is employed. The Committee, in its discretion, may change or modify these criteria; however, in the case of any Award to any employee who is or may be a “covered employee,” as defined in Section 162(m) of the Code, the Committee has no discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal, and at all times the criteria must meet the requirements of Section 162(m) of the Code, or any successor section, to the extent applicable. The Committee may provide with respect to any Award intended to qualify as performance-based compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during the relevant performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225). To the extent such inclusions or exclusions affect Awards to “covered employees,” they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

“Permanent Disability” has the meaning provided for that term in Section 22(e)(3) of the Code.

“Qualified Termination of Employment” means the involuntary termination of a Participant’s employment with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control of the Corporation for any reason unless such termination is by reason of death or Permanent Disability or unless such termination is by the Corporation for Cause. Transfers of employment for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Employment.

“Restricted Period” shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 10(d), and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.
    “Retirement” and “Retires” means the termination of employment on or after the date the Participant (a) turns 65 years old or (b) turns 55 years old and has completed ten years of service with the Corporation or an Affiliate as otherwise determined by the Board.

“Stock Appreciation Right” has the meaning set forth in Section 8 of the Plan.

“Transferability Restrictions” has the meaning set forth in subsection 9(c) of the Plan.

4.	ADMINISTRATION

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements; provided, however, that no such action or determination may increase the amount of compensation payable that would otherwise be due in a manner that would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section. Any interpretation or construction of any provisions of the Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

The Committee shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Award Agreements.

The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan. The foregoing delegation of authority shall be limited as follows: (a) with respect to persons who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision; (c) no such delegation shall result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section; and (d) the Chief Executive Officer shall not have the authority to grant Awards to himself or herself. Any person to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

5.	ELIGIBILITY

The Committee shall from time to time select the Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed and from the members of the Board. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates and members of the Board are eligible to participate in the Plan; provided, however, that Incentive Stock Options may be granted only to persons who are employees of the Corporation and its Affiliates.

6.	FORM OF GRANTS

All Awards under the Plan shall be made in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Other Stock-Based Awards or any combination thereof. Notwithstanding anything in the Plan to the contrary, any Awards shall contain the restriction on assignability in subsection 19(f) of the Plan to the extent required under Rule 16b-3 of the Exchange Act.

7.	STOCK OPTIONS

The Committee or its delegate shall determine and designate from time to time those Participants to whom Options are to be granted, the number of shares of Common Stock to be granted/awarded to each and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(i):

(a)    Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.

(b)    Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the “Option Price”).

(c)    Limitations on Exercise. The Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate or shall have continuously served as a member of the Board, as applicable; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Employment of a Participant, without regard to the limitations set forth below in this subsection 7(c). Unless otherwise determined by the Committee or its delegate at the time of grant, at any time during the period of the Option after the end of the first year, the Participant may purchase up to twenty percent (20%) of the shares covered by the Option, and the Participant may purchase up to an additional twenty percent (20%) of the shares covered by the Option during each of the four subsequent one year periods; provided, however, that if the Participant’s employment is terminated for any reason other than death, Retirement or Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d)    Exercise after Death, Retirement, or Disability. Unless otherwise determined by the Committee or its delegate at the time of grant, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as set forth in subsection 14(c) below.

(e)    No Repricings. No Option or Stock Appreciation Right may be re-priced, replaced, re-granted through cancellation, or modified (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 16 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section

16 hereof) if the Option Price or Grant Price of the Stock Appreciation Right is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 7(e) subject to the approval of the shareholders.

(f)    Exercise; Notice Thereof. Each Option shall be exercisable in accordance with the terms of the Award Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Common Stock. The purchase price of any Common Stock purchased pursuant to an Option shall be paid at the time of exercise of the Option, as the Committee may in each case in its discretion determine, (i) in cash, (ii) by certified or cashier’s check, (iii) in shares of Common Stock held prior to the exercise of the Option, (iv) by delivery of a copy of irrevocable instructions from the holder of the Option to a broker or dealer, reasonably acceptable to the Corporation, to sell certain of the shares of Common Stock purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly to deliver to the Corporation the amount of sale or loan proceeds necessary to pay such purchase price or (v) in any other form of valid consideration permitted by the Committee in its discretion. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value. A Participant shall have none of the rights of a shareholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.
(g)    Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(h)    Limitations on Incentive Stock Option Grants:

(i)    An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or Affiliates.

(ii)    The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(i)    Tandem Grants.

(i)    At the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants a tandem Stock Appreciation Right, subject to the terms and conditions of this subsection 7(i) and Section 8. If Nonqualified Stock Options and a Stock Appreciation Right are granted in tandem, as designated in the relevant Award Agreements, such tandem Option shall be cancelled to the extent that the shares of Common Stock subject to such Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right. The tandem Stock Appreciation Right shall expire when the period of the subject Option expires. Participants to whom a tandem Stock Appreciation Right has been granted shall be notified of such grant and of the Options to which such Stock Appreciation Right pertains. A tandem Stock Appreciation Right may be revoked by the Committee, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(ii)    At the time a Participant converts one or more shares of Common Stock covered by an Option to cash pursuant to a Stock Appreciation Right, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such Stock Appreciation Right, for an equal number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in the Plan, the above Stock Appreciation Rights shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

8.	STOCK APPRECIATION RIGHTS

(a)    General. The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the difference between the Fair Market Value of the Common Stock at the time the Participant’s Stock Appreciation Right is granted and the Fair Market Value of the Common Stock on the date of conversion.

(b)    Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Nonqualified Stock Option.

(c)    Grant Price. The Grant Price shall be determined by the Committee, provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.
(d)    Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Appreciation Right shall not exceed ten (10) years from the date of grant. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of a Stock Appreciation Right.

(e)    Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(f)    Form of Payment. Payment may be made to the Participant in respect thereof in cash or in shares of Common Stock, or any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. If stock-settled Stock Appreciation Rights are issued and paid, the number of shares counted against the Plan shall be calculated as described in subsection 15(c).

9.	RESTRICTED SHARES

(a)    General. The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Restricted Shares. Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Corporation and the Participant. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(b)    Grant of Restricted Shares. The Committee shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). Unless otherwise determined by the Committee at the time of grant, the Restricted Period shall be for a minimum of three years and shall not exceed ten years from the date of grant, as determined by the Committee at the time of grant. The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee at the time of grant.

(c)    Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. The foregoing restrictions are in addition to, and without limitation of, the restrictions on transferability set forth in the applicable Award Agreement with respect to each grant of Restricted Shares (collectively, the “Transferability Restrictions”).

(d)    Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Shares granted to them, (ii) these dividends will be regarded as having been reinvested in Restricted Shares on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Shares held by a Participant, and (iii) such dividend equivalents will be paid only to the extent the underlying Awards vest. Holders of Restricted Shares under this subsection 9(d) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Shares are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(e)    Manner of Holding and Delivering Restricted Shares. In the event a certificate is issued for Restricted Shares, such certificate shall be registered in the name of the Participant and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant’s death, Permanent Disability or earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, any such certificates representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the Transferability Restrictions; provided that in the case of a Participant who is not entitled to receive the full number of Shares evidenced by the certificates then being released from escrow because of the application of the Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Common Stock, if any, to which the Participant is entitled pursuant to the Transferability Restrictions shall be issued and delivered to the Participant, free and clear of the Transferability Restrictions. Notwithstanding the foregoing, Restricted Shares may be issued in uncertificated form, in which case the Corporation will advise its transfer agent of the Transferability Restrictions and the termination thereof.

10.	RESTRICTED SHARE UNITS

(a)    The Committee or its delegate shall from time to time designate those Participants who shall receive Awards of Restricted Share Units. The Committee shall advise such Participants of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(b)    Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.

(c)    Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive cash or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still employed by the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will forfeit any or all Restricted Share Units unless he or she has met the Performance Goals according to the schedule determined by the Committee, (iii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iv) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Permanent Disability.

(d)    Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them, (ii) these dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant, and (iii) such dividend equivalents will be paid only to the extent the underlying Awards vest. Holders of Restricted Share Units under this subsection 10(c) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(e)    Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee at the time of grant. The payment of Restricted Share Units shall be made within 90 days following the end of the Restricted Period and, in any event, on a date no later than March 15 of the year following the year in which the Restricted Period ended.

11.	PERFORMANCE AWARDS

The Committee or its delegate may from time to time designate those Participants who shall receive Performance Awards. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Goals, Transferability Restrictions and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)    may be denominated or payable in cash, Common Stock (including, without limitation, Restricted Shares), other securities, or other Awards;

(b)    shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish; and

(c)    as specified in the relevant Award Agreement, the Committee may provide that Performance Awards denominated in shares earn dividend equivalents. Unless otherwise determined by the Committee, dividend equivalents for Performance Awards will accrue and will not be paid unless and until the underlying Awards vest.

12.	OTHER STOCK-BASED AWARDS

The Committee or its delegate may from time to time designate those Participants who shall receive such other Awards (“Other Stock-Based Awards”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions, including Performance Goals and Transferability Restrictions, of such Awards. Common Stock or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted.

13.	VESTING; ACCELERATION IN CERTAIN EVENTS

(a)    Each Award shall vest in accordance with the terms and conditions of the Award Agreement under which such Award is issued.

(b)    The Committee may accelerate the exercisability or other vesting of any Award in whole or in part at any time. Notwithstanding the provisions of any Award Agreement, all of the Awards held by any Participant shall, to the extent not otherwise fully vested, fully vest immediately upon the Qualified Termination of Employment of such Participant.

(c)    Notwithstanding any provision herein to the contrary, no Award held by a Participant at the effective time of a Change in Control or threatened Change in Control (as determined by the Committee in its sole discretion) or at any time thereafter shall terminate for any reason before the end of the Award’s express term.

14.	TERMINATION OF EMPLOYMENT OR SERVICE

(a)    The provisions in this Section 14 shall be subject to the provisions of the applicable Award Agreement.

(b)    In the event a Participant ceases to be an employee of the Corporation or its Affiliates or ceases to serve on the Board for any reason other than death, Retirement, Permanent Disability, or Cause or pursuant to a right of termination under an Employee’s employment agreement with the Corporation, (i) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and (ii) any Option or Stock Appreciation Right held by such Participant shall be exercisable (to the extent exercisable on the date of termination of employment or rendition of services, or, if the vesting of such Option or Stock Appreciation Right has been accelerated, to the extent exercisable following such acceleration) at any time within three months after the date of termination of employment or rendition of services, unless by its terms the Option or Stock Appreciation Right expires earlier or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided, however, that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.

(c)    In the event a Participant ceases to serve as an employee of the Corporation or its Subsidiaries or as a member of the Board due to death, Permanent Disability, Retirement, or Cause or pursuant to a right of termination under an Employee’s employment agreement with the Corporation, the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and the Participant’s Options or Stock Appreciation Right may be exercised as follows:

(i)    Death. Except as otherwise limited by the Committee at the time of the grant of an Option or Stock Appreciation Right, if a Participant dies while serving as an employee of the Corporation or its Affiliates or as a member of the Board or within three months after ceasing to be an employee of the Corporation or its Affiliates or as a member of the Board, all of his or her Options and/or Stock Appreciation Rights shall become fully vested on the date of his or her death and shall expire twelve months thereafter, unless by their terms they expire sooner or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided, however, that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. During such period, each such Option or Stock Appreciation Right may be fully exercised, to the extent that it remains unexercised on the date of death, by the Participant’s personal representative or by the distributees to whom the Participant’s rights under the Option or Stock Appreciation Right pass by will or by the laws of descent and distribution.

(ii)    Retirement. If a Participant ceases to serve as an employee of the Corporation or its Affiliates or as a member of the Board as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Participant’s Awards, in its sole discretion, and (ii) the Participant’s Options and/or Stock Appreciation Rights shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Options and/or Stock Appreciation Rights has been accelerated, to the extent exercisable following such acceleration) only at any time within three months after the effective date of such Retirement, unless by their terms the Options and/or Stock Appreciation Rights expire earlier or unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term further; provided that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.

(iii)    Permanent Disability. If a Participant ceases to serve as an employee of the Corporation or its Affiliates or as a member of the Board as a result of Permanent Disability, the Participant’s Awards shall become fully vested and shall expire twelve months thereafter, unless by their terms they expire sooner or, unless, with respect to a Nonqualified Stock Option or Stock Appreciation Right, the Committee agrees, in its sole discretion, to extend its term; provided, however, that the term of any such Option or Stock Appreciation Right shall not be extended beyond its initial term.

(iv)    Cause. If a Participant ceases to be employed by the Corporation or its Affiliates or ceases to serve as a member of the Board because the Awardee’s employment or service relationship with the Corporation or an Affiliate is terminated for Cause, the Participant’s Awards (other than any Restricted Share or Restricted Share Unit Award that has already vested), and any rights related thereto, shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of a Participant are discovered after the Participant’s employment or service relationship with the Corporation or any of its Affiliates has ended, any Awards then held by the Participant (other than any Restricted Share or Restricted Share Unit Award that has already vested) may be immediately terminated by the Committee. Notwithstanding the foregoing, if a Participant is employed pursuant to a written employment agreement with the Corporation or an Affiliate, the Participant’s relationship with the Corporation or an Affiliate shall be deemed terminated for Cause for purposes of the Plan only if the Participant is considered under the circumstances to have been terminated “for cause” for purposes of such written agreement or the Participant voluntarily ceases to be an employee in breach of his employment agreement with the Corporation or an Affiliate.

(d)    If a Participant’s employment agreement with the Corporation or an Affiliate is terminated by either the Corporation, an Affiliate, or the Participant by providing a required or permitted notice of termination thereunder, the Awards that are exercisable as of the date of termination shall remain exercisable for a period of twelve months (three months if Incentive Stock Options) after the date of termination and shall expire at the end of such twelve-month period (three-month period if Incentive Stock Options).

(e)    If any amounts payable under the Plan would constitute a parachute payment under Section 280G(b)(2) of the Code then such amounts shall be reduced to the extent necessary to provide the Participant with the greatest aggregate net after tax receipt as determined by the Committee.

15.	SHARES SUBJECT TO THE PLAN

(a)    The number of shares of Common Stock available with respect to all Awards that may be issued under the Plan shall not exceed 1,500,000 in the aggregate and the maximum aggregate number of shares of Common Stock with respect to which Awards may be granted to any person during any calendar year shall not exceed 100,000 shares.

(b)    Shares subject to (i) Options and Stock Appreciation Rights which become ineligible for purchase, (ii) Restricted Share Units, Performance Awards and Other Stock-Based Awards which are retired through forfeiture or maturity, other than those which are retired through the payment of Common Stock, and (iii) Restricted Shares which are forfeited during the Restricted Period due to any applicable Transferability Restrictions will be available for Awards under the Plan to the extent permitted by Section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

(c)    The total number of shares of Common Stock available for Awards under the Plan shall be reduced by the maximum number of shares of Common Stock issued upon exercise or settlement of Options and Stock Appreciation Rights granted, as well as shares of Common Stock retained or withheld by the Corporation in satisfaction of a Participant’s withholding (as defined in subsection 19(j) below). Shares that were subject to an Option or Stock Appreciation Right and were not issued upon the net settlement or net exercised of such Option or Stock Appreciation Right (other than in connection with such retention or withholding) may again be made available for issuance under the Plan. All other Awards (except Restricted Share Units subject to Performance Goals, Performance Awards, Other Stock-Based Awards subject to Performance Goals and dividend equivalents thereof) shall reduce the total number of shares available for Awards under the Plan by the number of shares of Common Stock vested under the Award. Restricted Share Units subject to Performance Goals, Performance Awards and Other Stock-Based Awards subject to Performance Goals shall reduce the total number of shares available for Awards under the Plan by the target number of shares of Common Stock to be issued under grants of Restricted Share Units subject to Performance Goals, grants of Performance Awards and grants of Other Stock-Based Awards, and the number of shares of Common Stock will then be adjusted accordingly upon actual vesting of such Awards. Dividend equivalents on Restricted Share Units, Performance Awards and Other Stock-Based Awards subject to Performance Goals shall reduce the total number of shares available for Awards by the number of shares of Common Stock vested upon vesting of the underlying Award. Any Award that may be settled only in cash shall reduce the number of shares available for Awards.

(d)    The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine.

16.	CHANGES IN CAPITALIZATION

In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, combination, or exchange of shares, any separation of the Corporation (including a spin-off, split-up or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split, extraordinary cash dividend or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares subject to the Plan, (c) the maximum number of shares for which Awards may be granted to any Participant, (d) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (e) the maximum number of shares of Common Stock covered by Awards which may be granted by the Chief Executive Officer within any calendar year period, (f) the maximum number of shares of Common Stock available for option and sale and available for grant as Restricted Shares and Restricted Share Units, (g) the number of Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards awarded to Participants, and (h) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

17.	EFFECT ON OTHER PLANS

All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

18.	TERM OF THE PLAN

The term of the Plan, as amended and restated, shall be ten years, beginning April 3, 2014, and ending April 3, 2024, unless the Plan is terminated prior thereto by the Committee. No Award may be granted or awarded after the termination date of the Plan, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

19.	GENERAL PROVISIONS

(a)    No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board, the Board of Directors of any of the Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board, the Board of Directors of any of the Affiliates or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

(b)    Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. Notwithstanding anything in Section 3 to the contrary, the Committee may determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by disability, retirement or for other reasons.

(c)    Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) accelerate the Restricted Period with respect to the Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards granted under the Plan, (ii) subject any Performance-Based Award or any other Award subject to Performance Goals to any policy adopted by the Corporation relating to the recovery of such Award to the extent it is determined that the Performance Goals were not actually achieved and/or (iii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; provided however, that any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall be settled in a manner that complies with Section 409A of the Code and the regulations thereunder. Notwithstanding anything in this subsection 19(c) to the contrary, the Committee may not take any action to the extent that such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section. Except as provided in this subsection and in subsection 19(d), no amendment, suspension, or termination of the Plan or any Awards under the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

(d)    Nonresident Aliens. In the case of any Award granted to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the terms and conditions of any Awards to the extent that such action is necessary to conform such Award to applicable foreign law, (ii) determine which Participants, countries and Affiliates are eligible to participate in the Plan, (iii) modify the terms and conditions of any Awards granted to Participants who are employed outside the United States, (iv) establish subplans, each of which shall be attached as an appendix hereto, modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (v) take any action, either before or after the Award is made, which is deemed advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (i) materially increase any benefits accruing to any Participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, (iii) modify the requirements for eligibility to participate in the Plan, (iv) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code or (v) result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(e)    No Segregation of Cash or Shares. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or shares which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

(f)    Non-transferability. During the Participant’s lifetime, Options shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death. Notwithstanding anything in this subsection 19(f) to the contrary, the Committee may grant to designated Participants the right to transfer Awards, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the terms and conditions established by the Committee, provided that such right to transfer under such terms and conditions has been approved by the shareholders of the Company. Except as otherwise provided in the Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

(g)    Texas Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Texas.

(h)    Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

(i)    Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

(j)    Withholding. The Committee shall require the withholding of all taxes as required by law. In the case of exercise of an Option or payments of Awards whether in cash or in shares of Common Stock or other securities, withholding shall be as required by law and the terms and conditions established by the Committee. In the event any such withholding is undertaken through the withholding of shares of Common Stock or other securities, the Fair Market Value of the shares of Common Stock or other securities so withheld shall not exceed the minimum statutory withholding requirement.

(k)    Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act of 1933, as amended, and the Exchange Act (including Rule 16b-3 thereof); and (4) that such action would not result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder); provided, however, that if any of the foregoing requires the approval by shareholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the shareholders. Except as provided in subsections 19(c) and 19(d) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

(l)    Section 409A of the Code. To the extent that any Award is subject to Section 409A of the Code, such Award and the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Such Award shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

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2014 Annual Meeting of Shareholders
10:00 a.m., July 8, 2014

AZZ incorporated
One Museum Place, 4th Floor
3100 West 7th Street
Fort Worth, TX 76107

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IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Vote by Internet

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Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the AZZ incorporated Shareholder Meeting to be Held on July 8, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AZZ

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When you go online to view materials, you can also vote your shares.

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Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 28, 2014 to facilitate timely delivery.

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Shareholder Meeting Notice

AZZ incorporated Annual Meeting of Shareholders will be held on Tuesday, July 8, 2014 at 10:00 a.m. CST at One Museum Place, 3100 West 7th Street, Fort Worth, Texas.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of the AZZ incorporated 2014 Long Term Incentive Plan.
3. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation.
4. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/AZZ**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials AZZ incorporated" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 28, 2014.

01UIRC

AZZ Incorporated

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Thomas E. Ferguson	☐	☐	02 - Dana L. Perry	☐	☐	03 - Daniel E. Berce	☐	☐
04 - Martin C. Bowen	☐	☐	05 - Sam Rosen	☐	☐	06 - Kevern R. Joyce	☐	☐
07 - Dr. H. Kirk Downey	☐	☐	08 - Daniel R. Feehan	☐	☐	09 - Peter A. Hegedus	☐	☐

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B ISSUES

The Board of Directors recommends a vote FOR the following:

Proposal	For	Against	Abstain
2. Approval of the AZZ incorporated 2014 Long Term Incentive Plan.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of AZZ's executive compensation.	☐	☐	☐
4. Approval to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending February 28, 2015.	☐	☐	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 9 9 0 9 5 2 +

01UIQC

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to be Held on July 8, 2014

The Proxy Statement and Annual Report to security holders for the year ended February 28, 2014, are available at www.edocumentview.com/azz.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AZZ incorporated

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 8, 2014

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints Kevern R. Joyce and Thomas E. Ferguson and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 8, 2014, at 10:00 a.m. in Fort Worth, Texas, or at any adjournment thereof, all shares of AZZ incorporated which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card. **IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES FOR DIRECTORS AND FOR THE APPROVAL OF THE AZZ INCORPORATED 2014 LONG TERM INCENTIVE PLAN.**

The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
The Board of Directors recommends a vote FOR the approval of the AZZ incorporated 2014 Long Term Incentive Plan.
The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation.
The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on July 8, 2014.

Vote by Internet

- Go to **www.envisionreports.com/AZZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Thomas E. Ferguson	☐	☐	02 - Dana L. Perry	☐	☐	03 - Daniel E. Berce	☐	☐
04 - Martin C. Bowen	☐	☐	05 - Sam Rosen	☐	☐	06 - Kevern R. Joyce	☐	☐
07 - Dr. H. Kirk Downey	☐	☐	08 - Daniel R. Feehan	☐	☐	09 - Peter A. Hegedus	☐	☐

B ISSUES

The Board of Directors recommends a vote FOR the following:

Proposal	For	Against	Abstain
2. Approval of the AZZ incorporated 2014 Long Term Incentive Plan.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of AZZ's executive compensation.	☐	☐	☐
4. Approval to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending February 28, 2015.	☐	☐	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 1 9 9 0 9 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01UIPC

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to be Held on July 8, 2014

The Proxy Statement and Annual Report to security holders for the year ended February 28, 2014, are available at www.envisionreports.com/azz.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AZZ incorporated

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This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 8, 2014

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints Kevern R. Joyce and Thomas E. Ferguson and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 8, 2014, at 10:00 a.m. in Fort Worth, Texas, or at any adjournment thereof, all shares of AZZ incorporated which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card. **IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES FOR DIRECTORS AND FOR THE APPROVAL OF THE AZZ INCORPORATED 2014 LONG TERM INCENTIVE PLAN.**

The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
The Board of Directors recommends a vote FOR the approval of the AZZ incorporated 2014 Long Term Incentive Plan.
The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation.
The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)

D Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

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